Exhibit 4.5

EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

AMENDED AND RESTATED

LICENSE AND DEVELOPMENT AGREEMENT

This AMENDED AND RESTATED LICENSE AND DEVELOPMENT AGREEMENT (this “Agreement”) is entered into effective as of July 11, 2013 (the “Effective Date”) by and between

AFFIMED THERAPEUTICS AG (“Affimed”), having its principal place of business at Technologiepark, Im Neuenheimer Feld 582, D – 69120 Heidelberg, Germany, and

AMPHIVENA THERAPEUTICS, INC. (the “Company”), having its principal place of business at 45 Juniper Street, #3, San Francisco, CA 94103,

Affimed and the Company hereinafter individually referred to as a “Party” and jointly as the “Parties”.

RECITALS

WHEREAS, Affimed and the Company entered into a License Agreement (the “Original Agreement”) on December 21, 2012 (the “Original Effective Date”);

WHEREAS, the Parties wish to amend and restate the Original Agreement in its entirety;

WHEREAS, Affimed owns or otherwise Controls (as defined below) certain patents, patent applications, technology, know-how and scientific and technical information relating to the TandAb Technology (as defined below);

WHEREAS, pursuant to this Agreement, Affimed will conduct or have conducted certain activities to develop ***** TandAbs (the “Program”) and the Company will acquire from Affimed certain rights to develop ***** TandAbs and wishes to develop such ***** TandAbs for Commercialization;

WHEREAS, on or about the date of this Agreement, Janssen (as defined below) and the Company have entered into a warrant agreement (such agreement, as amended from time to time, the “Warrant Agreement”); and

WHEREAS, if Janssen purchases the Company pursuant to the Warrant Agreement, Janssen would be obligated to pay the Contingent Payment (as defined in the Warrant Agreement) as partial consideration for such purchase if certain conditions are met, and the Parties anticipate that the Contingent Payment may be paid approximately ***** after the end of the activities under the Development Plan (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein, the Parties hereby agree as follows:

SECTION 1

DEFINITIONS

For purposes of this Agreement, the terms defined in this SECTION 1 and used in the Agreement with a capital initial letter shall have the respective meanings set forth below. Unless the context clearly and unambiguously requires otherwise, references to the singular include the plural and vice versa.

1.1 “AbCheck” is defined in Section 9.1.

1.2 “Additional Services” is defined in Section 6.1.

1.3 “Affiliate” shall mean, with respect to any person or entity, any other person or entity, which directly or indirectly controls, is controlled by, or is under common control with, such person or entity. A person or entity shall be regarded as in control of another person or entity if, and for as long as, it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other person or entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person or entity by any means whatsoever. Notwithstanding the foregoing, with respect to the Company, “Affiliate” shall not include a holder of Company Capital Stock (as defined in the Warrant Agreement) or any investor in a holder of the Company Capital Stock, in either case, that is a venture capital limited partnership or similar investment entity or any entity that is an Affiliate of any of the foregoing (other than the Company or any subsidiary of the Company) or Janssen, Affimed or any Affiliate of Affimed, and, with respect to Affimed, “Affiliate” shall not include the Company or any Affiliate of the Company.

1.4 “Arbitration Costs” is defined in Section 16.5.3.

1.5 “Assignment Date” is defined in Section 8.1.3.

1.6 “Attorney Fees” is defined in Section 16.5.3.

1.7 “Back-up Candidate” shall mean a Lead Candidate which has been selected by the Company as an alternative choice to the Development Candidate.

1.8 “Background IP” shall mean any Intellectual Property Controlled by Affimed, Company or any of their respective Affiliates and identified, developed, conceived or reduced to practice by employees, contractors or consultants of Affimed or the Company or any of their respective Affiliates (a) prior to the Original Effective Date or (b) on or after the Original Effective Date that is not Foreground IP.

1.9 “Bankruptcy Code” is defined in Section 8.8.

1.10 “Cash on Hand” means, with respect to a person or entity as of a particular time of determination, the aggregate cash, cash equivalents and marketable securities of such Person at such time, determined in accordance with United States generally accepted accounting principles.

1.11 “***** ” shall mean, as applicable, a ***** TandAb containing *****, or any product containing such TandAb.

1.12 “Commercialization” or “Commercialize” means any and all activities that relate to the sale, distribution, marketing, promotion of sales, offer for sale, importing, and exporting of products and interacting with Regulatory Authorities regarding the foregoing.

1.13 “Confidential Information” shall have the meaning set forth in Section 10.1.

1.14 “Control” (whether used as a noun or as a verb) shall mean, with respect to a Party and an item of Intellectual Property, the ownership by such Party or any of its Affiliates of, or the possession by such Party or any of its Affiliates of the ability to grant a license or sublicense to, such Intellectual Property, in any case without violating the terms of any agreement or other arrangement with a Third Party binding on such Party or such Affiliate.

1.15 “Deadline” means the later of the date on which (a) activities under the Development Plan with respect to a Phase would be complete if such activities were completed in accordance with the timelines set forth in the Development Plan for the applicable Phase or (b) Affimed has utilized all of the resources (including FTEs and amounts budgeted for *****) contemplated under the Development Plan for a particular Phase.

1.16 “Development Candidate” shall mean a Lead Candidate which has been selected by the Company pursuant to Section 3.4 or 5.4 to be further developed *****.

1.17 “Development Plan” shall mean the development work plan describing the research and development work to be performed by Affimed during Phases A, B and C, as such plan may be amended from time to time in accordance with the provisions of this Agreement; provided, however, that, notwithstanding anything in the Development Plan or this Agreement to the contrary (including the provisions of Sections 1.15 and 2.2.2 and their application to each Phase of this Agreement, but excluding Section 2.5 which shall exclusively govern the FTEs and ***** to be incurred during the Maximum Efforts Period), (y) with respect to each of Phase A, Phase B-1 and Phase B-2, the amounts *****, and (z) with respect to Phase C, the amounts ***** and, if such activities will require a greater expenditure than the amounts set forth in the Development Plan, Affimed shall promptly notify the Company and the Parties shall determine the appropriate course of action. The initial Development Plan is attached hereto as Annex 1.

1.18 “Dispute” shall have the meaning set forth in Section 16.5.

1.19 “Effective Date” shall have the meaning set forth in the introductory paragraph of the Agreement.

1.20 “FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.

1.21 “Foreground IP” shall mean any Intellectual Property identified, developed, conceived or reduced to practice by employees, contractors or consultants of Affimed or the Company or any of their respective Affiliates, solely or jointly with each other or, subject to Section 16.2, with a Third Party, in each case, during the performance of activities under the Development Plan, Additional Services, Janssen Services or otherwise under this Agreement or the Original Agreement, including any improvements to any Background IP. Notwithstanding anything to the contrary herein, Intellectual Property developed, conceived or reduced to practice by Janssen in connection with its performance of the Janssen Services or otherwise in connection with its activities under the Warrant Agreement are not Foreground IP, and the ownership thereof shall be as set forth in the Warrant Agreement.

1.22 “FTE” shall mean a full-time person working over the course of a twelve (12) month period, or more than one person working the equivalent of such full-time person over the course of a period that is less than twelve (12) months, who is an employee of Affimed and assigned to perform specific scientific, technical or other operational work under the relevant Phase of the Development Plan; where “full-time” is determined by the standard practices in the biopharmaceutical industry in the geographic area in which such personnel are working, taking into account statutory holidays and paid annual leave, and with an “FTE-month” measured in the same manner, but on a monthly, rather than a twelve (12) month, basis.

1.23 “FTE Threshold” means, with respect to any services performed by Affimed in connection with any Phase after the applicable Deadline, the number of FTE-months specified in Annex 6 for the applicable Phase.

1.24 “In-License Agreement” means each agreement to which Affimed or any of its Affiliates is a party pursuant to which Affimed or any of its Affiliates is granted a license to any Licensed Intellectual Property, including all amendments or side agreements with respect to the relevant agreement.

1.25 “IND” shall mean an Investigational New Drug application submitted to the FDA or any comparable application or filing with any analogous Regulatory Authority in the *****, which application has been made with the appropriate Regulatory Authority for the purposes of notifying or obtaining permission to conduct human clinical studies (whether such filing is made through the European Medicines Agency or directly with the relevant national Regulatory Authority).

1.26 “IND Approval” means, (i) with respect to an IND submitted to the FDA, the date on which the thirty (30)-day period following the receipt by the FDA of such IND has expired (or, if the FDA places a clinical hold on such IND that survives such thirty (30)-day period, the date on which such hold has been lifted without the imposition of material restrictions or conditions on the clinical trial of the applicable Development Candidate), (ii) with respect to an IND submitted to a Regulatory Authority in *****, the date such IND is approved in accordance with applicable law or the first date on which a clinical trial may be conducted in accordance with applicable law (whatever is earlier), and (iii) with respect to an IND submitted to the European Medicines Agency, the date such IND is approved in accordance with applicable law.

1.27 “Indemnified Persons” is defined Section 12.1.

1.28 “Intellectual Property” shall mean, with respect to any product or technology, (a) all Patent Rights which claim or cover such product or technology, (b) all Know-How relating to such product or technology and (c) all other intellectual property rights relating to such product or technology, including without limitation copyrights, trademarks and other intellectual property rights of any kind.

1.29 “Janssen” means Janssen Biotech, Inc.

1.30 “Janssen Services” is defined in Section 6.3.

1.31 “Know-How” shall mean any information and materials, whether proprietary or not and whether patentable or not, including without limitation ideas, concepts, inventions, data, formulas, methods, protocols, procedures, knowledge, trade secrets, processes, assays, skills, experience, techniques, designs, compositions, plans, documents, results of experimentation or testing, including without limitation, pharmacological, toxicological, and pre-clinical and clinical test data and analytical and quality control data, improvements, discoveries, works of authorship, compounds and biological materials.

1.32 “Lead Candidate” shall mean any ***** TandAb (a) which is identified by Affimed or any of its Affiliates, or any Third Party acting on Affimed’s or its Affiliates behalf, in the performance of its ***** activities hereunder and (b) which meets the specifications set forth in the Development Plan.

1.33 “License Cut-Off Date” means the earlier of the end of the period ending ***** after the expiration or termination of this Agreement or the payment by Janssen of the Contingent Payment (as defined in the Warrant Agreement).

1.34 “Licensed Intellectual Property” shall mean Intellectual Property licensed to the Company hereunder (and, for clarity, the assignment to the Company of any such Intellectual Property pursuant to Section 8.1.4 or 8.1.5 shall not remove such Intellectual Property from the definition of “Licensed Intellectual Property” for purposes of the representations and warranties in Section 11.2, recognizing that such representations and warranties are made only as of the Effective Date).

1.35 “Maximum Efforts Period” is, in each Phase, the time period between the Deadline applicable to such Phase and the time when the volume of services (calculated in FTE-months) performed by Affimed after such Deadline exceeds the FTE Threshold applicable to such Phase.

1.36 “Original Agreement” shall have the meaning set forth in the Preamble of this Agreement.

1.37 “Original Effective Date” shall have the meaning set forth in the Preamble of this Agreement.

1.38 “Patent Rights” shall mean (a) all patent applications filed or having legal force in any country or jurisdiction, including all provisional patent applications, (b) all patents that have been issued or in the future will be issued from such applications, including without limitation, method, process, utility, model and design patents and certificates of invention, and (c) all divisionals, continuations, continuations-in-part, supplemental protection certificates, reissues, reexaminations, renewals, extensions or additions to any such patent applications and patents.

1.39 “Phase” shall mean any of Phase A, Phase B-1, Phase B-2 or Phase C.

1.40 “Phase A” shall mean research and development of ***** as further described in SECTION 2.

1.41 “Phase A Completion Determination Period” is defined in Section 2.6.1.

1.42 “Phase B” shall mean ***** as further described in SECTION 3.

1.43 “Phase B-1” is defined in Section 3.1.

1.44 “Phase B-1 Completion Determination Period” is defined in Section 3.4.

1.45 “Phase B-2” is defined in Section 3.1.

1.46 “Phase B-2 Completion Determination Period” is defined in Section 3.7.2(a).

1.47 “Phase C” shall mean the development of one Development Candidate through IND Approval as further described in SECTION 4.

1.48 “Program” is defined in the Preamble to this Agreement.

1.49 “Program Manager” shall have the meaning set forth in Section 13.1.

1.50 “Quarter” shall mean each period of three (3) consecutive months ending on March 31, June 30, September 30, or December 31 and “Quarterly” shall be construed accordingly.

1.51 “Regulatory Authority” shall mean the FDA, the European Medicines Agency or any supranational, national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over any of the activities contemplated by this Agreement or the Parties.

1.52 “Statement of Work” is defined in Section 6.1.

1.53 “TandAb” shall mean any tetravalent, bi-specific antibody construct as described in any Patent Right listed in Annex 5 (a) on the Effective Date or (b) as such Patent Right may evolve during prosecution at any time during the longer of the term of this Agreement or, if this Agreement is assigned to Janssen, the Warrant Agreement.

1.54 “TandAb Technology” shall mean the Intellectual Property Controlled by Affimed on or after the date hereof relating to TandAbs, including, but not limited to, the patents and patent applications listed in Annex 5 and the Intellectual Property licensed to Affimed pursuant to the license agreements listed in Annex 5.

1.55 “Technical Failure” shall mean any of the events described in Sections 2.6.3, 3.6, 3.7.2(c), 4.5 or, to the extent applicable, 5.4.

1.56 “Third Party” shall mean any entity or person other than a Party or its respective Affiliates.

1.57 “Warrant Agreement” is defined in the Preamble of this Agreement.

1.58 “Warrant Back-up Candidate” means a “Back-Up Candidate” as such term is defined in the Warrant Agreement and identified in accordance with Section 2.10 of the Warrant Agreement.

1.59 “Warrant Exercise” has the meaning set forth in the Warrant Agreement.

SECTION 2

PHASE A – RESEARCH AND DEVELOPMENT OF LEAD CANDIDATE(S)

2.1 Goal of Phase A. The goal of Phase A is to discover and characterize, in accordance with the Development Plan, ***** Lead Candidates which may be selected by the Company for further development *****.

2.2 Conduct of Phase A

2.2.1 Development Plan. The initial Development Plan describing the services to be performed by Affimed during Phase A and the specifications to be met by the Lead Candidates to be researched and developed thereunder is attached hereto as Annex 1. Either Party may recommend changes to the Development Plan at any time, provided that such changes shall only be effective upon the written approval of the Company and Affimed, and, provided, further, that any such changes to the specifications to be met by the Lead Candidates in Phase A shall also require the prior written approval of Janssen.

2.2.2 Obligations of the Parties during Phase A. During Phase A, Affimed shall seek to discover and characterize Lead Candidates which meet the specifications set forth for Phase A in the Development Plan by performing each of its obligations under the Development Plan for Phase A, which performance shall be (i) in accordance with the level of efforts and expenditure of ***** set forth therein and in accordance with the time frames set forth therein, (ii) in accordance with high scientific and professional standards and (iii) in compliance in all material respects with the requirements of applicable law and regulations. The Company shall use reasonable efforts to provide Affimed with information within the Company’s possession required by Affimed in connection with Affimed’s performance of its obligations under the Development Plan. Affimed shall use any Confidential Information delivered by the Company under the Development Plan only to perform its obligations and permitted activities under this Agreement and shall use such Confidential Information only in accordance with SECTION 10.

2.2.3 Delays. In the event Affimed reasonably foresees any delay in the performance of the Development Plan beyond the timeframe specified in the Development Plan, then the Company and Affimed shall promptly meet to identify any issue interfering with the timely performance of the Development Plan and discuss any resolutions to recover the delay, which may include, without limitation, amendment of the Development Plan. The foregoing shall not be deemed to waive Affimed’s obligations to comply with this Agreement, including its obligations under Sections 2.2.2 or 2.5, nor limit the Company’s rights, licenses or remedies under this Agreement.

2.3 Results and Reporting Under the Development Plan, Inspections.

2.3.1 Reporting Generally. Affimed shall keep the Company and Janssen fully informed as to its progress, results, status and plans for performing and implementing the Development Plan. Such information shall be given by periodic, informal oral reports, and by a Quarterly written report delivered not later than twenty (20) days following the end of every Quarter.

2.3.2 Potential Lead Candidates. Affimed shall notify the Company and Janssen when it believes it has identified a Lead Candidate, which notice will include a copy of any relevant results or data generated with respect to such Lead Candidate.

2.3.3 Inspection. Upon reasonable prior written notice to Affimed, the Company and Janssen shall be entitled to inspect or have inspected Affimed’s facilities to verify Affimed’s compliance with the terms of this Agreement (including compliance with the level of efforts and ***** committed under the Development Plan), provided that any such inspection shall (i) be subject to the confidentiality obligations under this Agreement with respect to any Confidential Information disclosed during such inspection, (ii) not occur more than once per calendar year and (iii) be performed in such a way and manner to avoid any unnecessary disruption of Affimed’s business. If Janssen or the Company delivers a written notice under this Section 2.3.3 requesting any such inspection, no later than thirty (30) days prior to such inspection, Affimed shall deliver to whichever of such entities is the non-requesting entity, written notice of such inspection and the non-requesting entity shall be given an opportunity to participate in such inspection.

2.3.4 Disclosure Exceptions. Notwithstanding the terms of this Section 2.3, Affimed shall not be obliged to disclose to Company or Janssen any information or documents relating to the activities performed by Affimed during Phase A which (a) Affimed considers in good faith to be proprietary and confidential and (b) exclusively relate to its proprietary platform for creating TandAbs (and not, for the avoidance of doubt, to any ***** TandAb); provided, however, that Affimed shall, in accordance with this Agreement or as requested by the Company, disclose to the Company all information and documents in Affimed’s possession or control which are necessary or reasonably useful to develop, manufacture or Commercialize any of the Lead Candidates, or the potential Lead Candidates proposed by Affimed to the Company, in accordance with the Company’s rights under this Agreement.

2.4 Maintenance of Records. Affimed shall maintain records, in sufficient detail and, as applicable, in good scientific manner appropriate for patent and regulatory purposes and consistent with reasonable business practices to permit an audit, which shall reflect the work done (including the level of efforts and out-of-pocket costs invested by Affimed to conduct activities under this Agreement) and the results achieved in the performance of the Development Plan. Affimed shall make such records available for inspection upon reasonable written request of the Company for the purpose of ensuring Affimed’s compliance with its obligations hereunder. Upon request by the Company or the reasonable request by Janssen, Affimed shall deliver to the Company or Janssen, as applicable, copies of all records described in this Section, provided, that (i) the Company shall receive a copy of all such records delivered to Janssen hereunder and Janssen shall receive a copy of all such records delivered to the Company hereunder and (ii) the requesting party (the Company or Janssen, as applicable) shall reimburse Affimed for reasonable ***** incurred in providing such copies hereunder. The obligations in this Section 2.4 shall survive any expiration or termination this Agreement for a period of ***** following such expiration or termination. Notwithstanding the foregoing, Affimed shall not be obliged to disclose to Company or Janssen any information or documents relating to the activities performed by Affimed during Phase A which (a) Affimed considers in good faith to be proprietary and confidential and (b) exclusively relate to its proprietary platform for creating TandAbs (and not, for the avoidance of doubt, to any ***** TandAb); provided, however, that Affimed shall, in accordance with this Agreement or as requested by the Company, disclose to the Company all information and documents in Affimed’s possession or control which are necessary or reasonably useful to develop, manufacture or Commercialize any of the Lead Candidates, or the potential Lead Candidates proposed by Affimed to the Company, in accordance with the Company’s rights under this Agreement.

2.5 Maximum Efforts of Affimed. It is the current understanding of the Parties that Affimed’s Phase A services will be performed and completed in accordance with the time schedule set forth for Phase A in the Development Plan. In the event of any delay thereof, Affimed shall continue to provide its Phase A services after the applicable Deadline until the earliest of (a) successful completion of Phase A or (b) the expiration of the Maximum Efforts Period applicable to Phase A. All such activities shall be conducted by Affimed in accordance with Section 2.2.2. The Company’s rights under this Section 2.5 shall be in addition to, and not in lieu of, any other rights or remedies the Company may have with respect to any such delay (or any breach of this Agreement by Affimed resulting in such delay), including the right to seek any legal or equitable remedies available to the Company. Any Phase A services conducted after the expiration of the Maximum Efforts Period shall constitute Additional Services, which may be agreed upon by the Parties and performed in accordance with Section 6.1, provided that Affimed has complied with its obligations under Section 2.2.2 and this Section 2.5. Affimed shall have no obligation to incur any additional ***** during the Maximum Efforts Period. The Company may, but shall have no obligation to, pay any such additional out-of-pocket expenses which need to be incurred by Affimed to continue to conduct Phase A activities during the Maximum Efforts Period. If neither the Company nor Affimed agree to fund such *****, Affimed shall promptly notify the Company during the Maximum Efforts Period once Affimed’s continued performance of Phase A activities would be ineffective to successfully complete Phase A and the Phase A Maximum Efforts Period shall expire immediately. The provisions of this Section 2.5 shall apply mutatis mutandis to the Maximum Efforts Periods defined in Sections 3.3.2, 3.7.2 and 4.4.

2.6 End of Phase A. Affimed’s obligation to perform the activities set forth in the Development Plan for Phase A shall end upon the earlier of (i) the date on which Affimed has ***** or (ii) the expiration of the Maximum Efforts Period applicable to Phase A; provided, however, that the foregoing shall not limit the Company’s remedies if Affimed has failed to comply with its obligations under Sections 2.2.2 or 2.5.

2.6.1 Successful Completion. In the event that Affimed believes that it has successfully completed Phase A in accordance with Section 2.6(i) above on or before the expiration of the Maximum Efforts Period, it shall promptly provide to the Company and Janssen all data which demonstrate that Phase A has been successfully completed that have not previously been provided to the Company. The Company shall review such data within thirty (30) days following delivery of such data (the “Phase A Completion Determination Period”) and shall confirm to Affimed in writing within such Phase A Completion Determination Period whether or not, in the Company’s good faith opinion, it agrees with Affimed’s determination that Phase A has been successfully completed. If, during the Phase A Completion Determination Period, the Company confirms that Phase A has been successfully completed as specified in Section 2.6(i), then within the Phase A Completion Determination Period, the Company shall select ***** Lead Candidate(s) for further characterization and development in Phase B and initiate Phase B-1 by making the required payment under Section 7.1; provided, however, that, if the Company does not so select such Lead Candidate(s) within such Phase A Completion Determination Period, Janssen may, within ***** after the expiration of the Phase A Completion Determination Period, select such Lead Candidate(s) on the Company’s behalf and the Company will then initiate Phase B-1 by making the required payment under Section 7.1. If neither the Company nor Janssen select such Lead Candidate(s) as provided in this Section 2.6.1, the proceeding described in Section 5.1 shall apply.

2.6.2 Disagreement on Successful Completion. If the Company does not confirm successful completion of Phase A to Affimed in accordance with Section 2.6.1 within the Phase A Completion Determination Period, the proceeding described in Section 5.4 shall apply.

2.6.3 Unsuccessful Completion. If Affimed does not identify at ***** Lead Candidates prior to the expiration of the Maximum Efforts Period applicable to Phase A, it shall provide to the Company and Janssen notice thereof on or before the end of such Maximum Efforts Period. Any such failure, or any failure confirmed pursuant to Section 5.4, shall be deemed a “Technical Failure” and the provisions of Section 5.3 shall apply to such Technical Failure.

SECTION 3

PHASE B – FURTHER CHARACTERIZATION AND DEVELOPMENT OF SELECTED LEAD CANDIDATES

3.1 Goal of Phase B. The goal of Phase B is to (i) further characterize the Lead Candidates selected by the Company (or Janssen, as applicable) pursuant to Section 2.6 (including following the proceeding in Section 5.4, if applicable) to enable the Company to select one Development Candidate and one Back-up Candidate for production evaluation (“Phase B-1”) and (ii) to evaluate the selected Development Candidate and Back-up Candidate for production purposes (“Phase B-2”).

3.2 Development Plan. The initial Development Plan describing the services to be performed by Affimed during Phase B is attached hereto as Annex 1.

Either Party may recommend changes to the Development Plan at any time, provided that such changes shall only be effective upon the written approval of the Company and Affimed and, provided, further, that any such changes relating to the specifications to be met by the Lead Candidates, Development Candidate(s) and Back-Up Candidate(s) in Phase B shall also require the prior written approval of Janssen.

3.3 Phase B-1.

3.3.1 Obligations of the Parties during Phase B-1. Affimed shall use seek to further characterize the selected Lead Candidates to meet the specifications set forth in the Development Plan for Phase B-1 by performing each of its obligations under the Development Plan for Phase B-1. Sections 2.2.2 to 2.5 shall apply, mutatis mutandis, to the conduct of Phase B-1.

3.3.2 End of Phase B-1. Affimed’s obligation to perform the activities set forth in the Development Plan for Phase B-1 shall end upon the earlier of (i) the date at which Affimed has identified ***** Lead Candidates that meet the specifications designated as “acceptable” for Phase B-1 in the Development Plan, or (ii) the expiration of the Maximum Efforts Period applicable to Phase B-1; provided, however, that the foregoing shall not limit Company’s remedies if Affimed has failed to comply with its obligations under Sections 2.2.2 or 2.5 as applied to Phase B-1 pursuant to Section 3.3.1.

3.4 Successful Completion. In the event that Affimed believes that it has successfully completed Phase B-1 in accordance with Section 3.3.2(i) above on or before the expiration of the applicable Maximum Efforts Period, it shall promptly provide to the Company and Janssen data which demonstrate that Phase B-1 has been successfully completed. The Company shall review such data within ***** following delivery of such data (the “Phase B-1 Completion Determination Period”) and shall confirm to Affimed in writing within such Phase B-1 Completion Determination Period whether or not, in the Company’s good faith opinion, it agrees with Affimed’s determination that Phase B-1 has been successfully completed. If, during the Phase B-1 Completion Determination Period, the Company confirms that Phase B-1 has been successfully completed as specified in Section 3.3.2(i), then, within the Phase B-1 Completion Determination Period, the Company shall select ***** Development Candidate and ***** Back-up Candidate for further development under Phase B-2 and initiate Phase B-2 by making the required payment under Section 7.1; provided, however, that, if the Company does not so select ***** Development Candidate and ***** Back-up Candidate for further development under Phase B-2 within the Phase B-1 Completion Determination Period, Janssen may, within ***** days after the expiration of the Phase B-1 Completion Determination Period, make such selections on the Company’s behalf and the Company will then initiate Phase B-2 by making the required payment under Section 7.1. If neither the Company nor Janssen make such selections, the proceeding described in Section 5.1 shall apply.

3.5 Disagreement on Successful Completion. If the Company does not confirm successful completion of Phase B-1 to Affimed in accordance with Section 3.3.2(i) within the Phase B-1 Completion Determination Period, the proceeding described in Section 5.4 shall apply.

3.6 Unsuccessful Completion. If Affimed does not identify ***** Lead Candidates that meet the specifications designated as “acceptable” for Phase B-1 in the Development Plan prior to the expiration of the Maximum Efforts Period applicable to Phase B-1, it shall provide to the Company and Janssen notice thereof on or before the end of such Maximum Efforts Period. Any such failure, or any failure confirmed pursuant to Section 5.4, shall be deemed a “Technical Failure” and the provisions of Section 5.3 shall apply to such Technical Failure.

3.7 Phase B-2.

3.7.1 Obligations of the Parties during Phase B-2. During Phase B-2 Affimed shall seek to further develop the Development Candidate and Back-up Candidate to meet the specifications designated as “acceptable” for Phase B-2 in the Development Plan by performing each of its obligations under the Development Plan for Phase B-2. Sections 2.2.2 to 2.5 shall apply, mutatis mutandis, to the conduct of Phase B-2. Affimed and the Company acknowledge and agree that the services to be performed during Phase B-2 will substantially be provided by a Third Party contract manufacturer selected by Affimed in accordance with Section 16.2.

3.7.2 End of Phase B-2. Affimed’s obligation to perform the activities set forth in the Development Plan for Phase B-2 shall end upon the earlier of (i) the date at which (A) Affimed has developed ***** Development Candidate and Back-up Candidate to meet the specifications designated as “acceptable” for Phase B-2 in the Development Plan as determined by the Company and (B) Affimed has, pursuant to and in accordance with Section 8.4.2(b), filed on behalf of the Company one or more patent applications covering ***** Development Candidate or ***** antibody included in such Development Candidate, or (ii) the expiration of the Maximum Efforts Period applicable to Phase B-2; provided, however, that the foregoing shall not limit the Company’s remedies if Affimed has failed to comply with its obligations under Sections 2.2.2 or 2.5 as applied to Phase B-2 pursuant to Section 3.7.1. Notwithstanding anything to the contrary in Section 2.5 as applied to Phase B-2 pursuant to Section 3.7.1, Affimed shall pay ***** incurred by Affimed in connection with the performance of its obligations under Section 3.7.2(i)(B).

(a) Successful Completion. In the event that Affimed believes that it has successfully completed Phase B-2 in accordance with Section 3.7.2(i) above on or before the expiration of the applicable Maximum Efforts Period, it shall promptly provide to the Company and Janssen material and data which demonstrate that Phase B-2 has been successfully completed. The Company shall review such material and data within ***** days following delivery of such data (as extended as necessary for the Company to comply with Section 2.1(c) of the Warrant Agreement) (such period, as may be so extended, the “Phase B-2 Completion Determination Period”) and shall confirm to Affimed in writing within the Phase B-2 Completion Determination Period whether or not, in the Company’s good faith opinion, it agrees with Affimed’s determination that Phase B-2 has been successfully completed. If, during the Phase B-2 Completion Determination Period, the Company confirms that Phase B-2 has been successfully completed as specified in Section 3.7.2(i), the Company shall initiate Phase C by making the required payment under Section 7.1.

(b) Disagreement on Successful Completion. If the Company does not confirm successful completion of Phase B-2 in accordance with Section 3.7.2(i) above to Affimed within the Phase B-2 Completion Determination Period, the proceeding described in Section 5.4 shall apply.

(c) Unsuccessful Completion. If Affimed fails to successfully develop the Development Candidate and Back-up Candidate to meet the specifications designated as “acceptable” for Phase B-2 in the Development Plan prior to the expiration of the Maximum Efforts Period applicable to Phase C, it shall provide to the Company and Janssen notice thereof on or before the end of such Maximum Efforts Period. Any such failure, or any failure confirmed pursuant to Section 5.4, shall be deemed a “Technical Failure” and the provisions of Section 5.3 shall apply to such Technical Failure.

(d) Coordination with Warrant Agreement. Notwithstanding anything to the contrary herein, with respect to the determination as to whether Phase B-2 has been successful completed (whether or not such determination is made pursuant to this Section 3.7.2 or Section 5.4), the time period for the Company to initiate Phase C by making the required payment under Section 7.1 shall be extended as necessary for the Company to comply with Section 2.1(c) of the Warrant Agreement and, to the extent that the Third Party Expert (as defined in the Warrant Agreement) determines that a Prospective Development Candidate (as defined in the Warrant Agreement), other than the Development Candidate selected hereunder, satisfies the relevant target product profile, as described in Section 2.1(c) of the Warrant Agreement, such other Prospective Development Candidate shall be deemed the Development Candidate under this Agreement.

SECTION 4

PHASE C – FURTHER DEVELOPMENT OF DEVELOPMENT CANDIDATE THROUGH IND

4.1 Goal of Phase C. The goal of Phase C is to develop ***** Development Candidate through IND Approval and delivery of GMP compliant drug product of ***** Development Candidate in order to supply clinical Phase I and Phase II studies and in sufficient quantities to allow the Company (or Affimed, as the case may be) to meet the Warrant Holder CMC Objectives (as defined in the Warrant Agreement).

4.2 Development Plan. The initial Development Plan describing the research and development services to be rendered by Affimed during Phase C is attached hereto as Annex 1. Either Party may recommend changes to the Development Plan at any time, provided that such changes shall only be effective upon the written approval of the Company and Affimed and, provided, further, that any such changes relating to the specifications to be met by the Development Candidate(s) in Phase C shall also require the prior written approval of Janssen.

4.3 Obligations of the Parties during Phase C. During Phase C Affimed shall, in accordance with the Development Plan, seek to further develop ***** Development Candidate through IND Approval with ***** described in the definition of “IND,” which IND will be filed with the appropriate Regulatory Authority on the Company’s behalf for the purposes of notifying or obtaining permission to conduct human clinical studies (whether such filing is made through the European Medicines Agency or directly with the relevant national Regulatory Authority), by performing each of its obligations under the Development Plan for Phase C. Sections 2.2.2 to 2.5 shall apply, mutatis mutandis, to the conduct of Phase C. Affimed and the Company acknowledge and agree that a substantial part of the services to be performed during Phase C will be provided by Third Party service providers selected by Affimed in accordance with Section 16.2.

4.4 End of Phase C. Affimed’s obligation to perform the activities set forth in the Development Plan for Phase C shall end upon the earlier of (i) the date of IND Approval for ***** Development Candidate in accordance with the requirements set forth for Phase C in the Development Plan or (ii) the expiration of the Maximum Efforts Period applicable to Phase C; provided, however, that the foregoing shall not limit the Company’s remedies if Affimed has failed to comply with its obligations under Sections 2.2.2 or 2.5 as applied to Phase C pursuant to Section 4.3.

4.5 Unsuccessful Completion. If Affimed fails to successfully develop ***** Development Candidate through IND Approval prior to the expiration of the applicable Maximum Efforts Period, it shall provide to the Company and Janssen notice thereof on or before the end of such Maximum Efforts Period. Any such failure, or any failure confirmed pursuant to Section 5.4, shall be deemed a “Technical Failure” and the provisions of Section 5.3 shall apply to such Technical Failure.

SECTION 5

PROCEEDINGS IN THE EVENT OF FAILURES

5.1 Failure of Company to Carry the Program On. If the Company confirms that Phase A, Phase B-1 or Phase B-2 has been successfully completed pursuant to Section 2.6.1, 3.4 or 3.7.2(a), respectively, but does not make the payment for the next Phase as required pursuant to Section 7.1 or neither the Company nor Janssen makes the selections required under Sections 2.6.1 and 3.4 (as applicable), Affimed shall be entitled to issue a written breach notice to the Company pursuant to Section 14.2.1(a). If the Company does not make such payment or the Company or Janssen does not make the necessary selections within the cure period specified in Section 14.2.1(a) (or the applicable extended period pursuant to Section 5.2 below), then the following shall apply:

(a) If the Warrant Agreement has been terminated, Affimed shall be entitled to terminate this Agreement through written notice to Company; or

(b) If the Warrant Agreement has not been terminated, Affimed shall notify Janssen accordingly in writing (with a copy to the Company). In such event, Janssen’s rights under Section 2.9 of the Warrant Agreement shall apply and Affimed shall have no right to terminate this Agreement if Janssen timely exercises its rights under such Section. If Janssen does not timely exercise its rights under such Section, after, and only after, the expiration of all time periods applicable to such exercise, Affimed shall be entitled to terminate this Agreement through written notice to the Company.

5.2 Extension of Time Periods

(a) Extension of Time Period to Seek Additional Investor. If the Company terminates the Warrant Agreement pursuant to Sections 7.1(d)(ii) or 7.1(d)(iii) of the Warrant Agreement, the Company shall be entitled to extend the cure period described in Section 14.2.1(a) by an additional period of up to ***** through written notice to Affimed (which notice shall include a copy of the relevant notice from the Company to Janssen terminating the Warrant Agreement) in order to allow the Company to find an additional investor.

(b) Extension of Time Period Generally. In addition to the Company’s rights under Section 5.2(a), and notwithstanding anything to the contrary in this Agreement, to the extent that (i) the time period provided under this Agreement for the Company to perform any of its obligations or exercise any of its rights is shorter than the time period specified or actually needed for the Company to comply with its obligations or exercise its rights under the Warrant Agreement, which obligations or rights under the Warrant Agreement are related to the obligations or rights of the Company under this Agreement, or (ii) the Company’s performance of any of its obligations or exercise of any of its rights under this Agreement is delayed due to Janssen’s failure or delay in acting under the Warrant Agreement or Affimed’s failure or delay in performing its obligations under this Agreement, then the time periods set forth in this Agreement for the Company to perform its obligations or exercise its rights shall be extended by, in the case of clause (i), the amount of time specified or actually needed for the Company to comply with its obligations or exercise its rights under the Warrant Agreement, plus a reasonable period of time thereafter for the Company to perform its obligations or exercise its rights under this Agreement after the Company has complied with its obligations or exercised its rights under the Warrant Agreement, and, in the case of clause (ii), the length of such failure or delay by Janssen or Affimed, as applicable, plus a reasonable period of time thereafter for the Company to perform its obligations or exercise its rights under this Agreement after Janssen or Affimed have complied with their obligation under the Warrant Agreement or this Agreement, as applicable.

5.3 Technical Failure. In the event of a Technical Failure, the Company and Affimed shall promptly meet to discuss the situation and possible measures to be undertaken to address such situation. The Company and Affimed will consult with Janssen in good faith with respect to any such measures to be undertaken. For the avoidance of doubt, such obligation to meet and discuss shall not waive Affimed’s obligations to comply with this Agreement, including its obligations under Sections 2.2.2 or 2.5 as applied to the relevant Phase. The Company’s rights under this Section 5.3 shall be in addition to, and not in lieu of, any other rights or remedies the Company may have with respect to any such failure (or any breach of this Agreement by Affimed resulting in such failure), including the right to seek any legal or equitable remedies available to the Company. If the Parties cannot agree on how to continue their collaboration under this Agreement within ***** following the end of the relevant Phase pursuant to Sections 2.6, 3.3.2, 3.7.2 or 4.5 (as may be extended pursuant to Section 5.2), the Company shall have the following options:

5.3.1 Discontinuation of Program. The Company may, upon written notice to Affimed and Janssen within ***** days after expiration of the ***** day time period set forth in Section 5.3 (as may be extended pursuant to Section 5.2), give notice of its intention to terminate this Agreement and discontinue any further activities under the Program. If the Company delivers such notice, provided that the Warrant Agreement has not been terminated, Janssen’s rights under Section 2.9 of the Warrant Agreement shall apply and the Company shall have no right to terminate this Agreement if Janssen timely exercises its rights under such Section; provided, however, that no assignment of this Agreement to Janssen pursuant to Section 2.9 of the Warrant Agreement shall relieve the Company from any obligation arising prior to the date of such assignment, any amounts owing on or prior to such date or any liability arising out of the Company’s breach of this Agreement prior to such date (except with respect to and to the extent any such breach was caused by Janssen’s breach of the Warrant Agreement) and Affimed agrees that it shall have no right to make any claim against or seek any recovery from Janssen with respect to any such obligation, amount or breach (except with respect to and to the extent any such breach was caused by Janssen’s breach of the Warrant Agreement), and Affimed shall only seek recourse from Janssen, not the Company, with respect to other claims arising under this Agreement on or after the effective date of such assignment. If Janssen does not timely exercise its rights under either of such Sections, after, and only after, the expiration of all time periods applicable to such exercise, this Agreement shall terminate.

5.3.2 Continuation of Program without Affimed. The Company may, upon written notice to Affimed and Janssen within ***** days after expiration of the ***** day time period set forth in Section 5.3 (as may be extended pursuant to Section 5.2), terminate this Agreement and may continue the Program with a development partner(s) other than Affimed. In such event, the Company shall use commercially reasonable efforts, itself or through its Affiliates, contractors, consultants, licensees or sublicensees, to develop ***** TandAb. Subject to the following sentence, such development obligation shall survive the termination of this Agreement. Such development obligation shall end on the earlier of (A) ***** for any ***** TandAb or (B) ***** of the date on which the

Company delivered notice to Affimed of its election to continue the Program as set forth in this Section 5.3.2. No breach of such obligation by the Company shall permit Affimed to terminate this Agreement or exercise any rights under Section 14.3.5 (but, for the avoidance of doubt, Affimed shall be free to exercise any of its other rights and remedies at contract and/or at law arising from or in connection with such breach, including, without limitation, claims for money damages).

5.3.3 Continuation of Program with Affimed. If the Company does not terminate this Agreement in accordance with Sections 5.3.1 or 5.3.2 within the above ***** day time period (as may be extended pursuant to Section 5.2), this Agreement shall continue in spite of the relevant Technical Failure and Affimed shall use commercially reasonable efforts to continue to conduct activities under the Development Plan for the next Phase, and the Company shall pay *****, notwithstanding such Technical Failure.

5.4 Dispute Resolution in Case of Disagreement on Technical Failure. If the Parties do not agree on whether a Phase has been completed successfully as provided for in Section 2.6.1, 3.3.2, 3.7.2 or 4.4, either Party shall be entitled to refer the relevant dispute to an independent qualified Third Party expert accepted by both Parties for final resolution of the dispute. In such event, the Party requesting such third party expert proceeding shall promptly notify Janssen of such dispute. The expert shall use the information, materials and data provided to her or him by either Party to promptly resolve the dispute. The decision of the expert shall be binding upon both Parties for the purposes of this Agreement. The costs of the expert shall be borne by *****. Should the Parties fail to agree on the expert within ***** days following either Party’s request to nominate an expert under this Section 5.4, each Party shall nominate an independent expert (who shall not be a current or former employee of a Party or Janssen or any of their Affiliates or have any personal or financial interest in a Party or Janssen or any of their Affiliates), and promptly thereafter, those two independent experts shall agree on the Third Party expert to resolve the dispute in accordance with this Section 5.4. In the event of any expert proceeding under this Section 5.4, the time period for the Company to initiate the next Phase by making the required payment under Section 7.1 and to make the necessary selections (as applicable) if such expert determines that the relevant Phase had been successfully completed shall only commence upon the issuance of the final decision of the expert. If such expert determines that the relevant Phase had not been successfully completed, this shall be regarded as a “Technical Failure” and the proceeding in Section 5.3 shall apply.

SECTION 6

ADDITIONAL SERVICES, JANSSEN-RELATED SERVICES

6.1 Additional Services. The Company may request from time to time that Affimed render additional services which are not covered by the Development Plan but are subject to additional service fees (“Additional Services”). Affimed will use commercially reasonable efforts to accommodate such request and render such services in accordance with the terms of this Section 6.1. Within ***** after receipt of such request Affimed shall inform the Company if Affimed will be able to render the requested services and provide a good faith estimate of the additional costs and expenses of such Additional Services. Affimed and the Company shall then agree in writing on the scope of the Additional Services (including any changes to the Development Plan) and on the corresponding services fees and shall include such terms in an executed statement of work to be attached to this Agreement and incorporated by reference herein (a “Statement of Work”). Such service fees included in such Statement of Work shall be based on the rates set forth in Annex 2. For the avoidance of doubt, Affimed shall only be obligated to render Additional Services if Affimed and the Company have executed a written Statement of Work pursuant to the preceding sentence. Notwithstanding anything to the contrary herein, the foregoing shall not apply to the activities described in Sections 6.3, 6.4 and 6.5.

6.2 Conduct of Additional Service. Unless expressly agreed otherwise, Affimed shall render Additional Services pursuant to this SECTION 6 in the same manner and consistent with the same standards as research and development services covered by the Development Plan. Sections 2.2.2 to 2.5 shall apply to the performance of Additional Services mutatis mutandis.

6.3 Janssen Services. At the Company’s request, Affimed shall cooperate and coordinate with Janssen with respect to the services to be performed by Janssen under Section 5.1(b) of the Warrant Agreement (the “Janssen Services”). Affimed further agrees that, to the extent that Janssen fails to timely perform, in whole or in part, the Janssen Services, Affimed shall perform the services which Janssen had failed to perform, provided that, in such event, the Company shall reimburse Affimed for ***** in connection with such services.

6.4 Assistance with Warrant Agreement. Affimed shall, at the Company’s reasonable request and at the Company’s expense, assist the Company with complying with its obligations under the Warrant Agreement that relate to the Program, including by providing samples of Lead Candidates and related data and information required to be given by Company to Janssen under the Warrant Agreement. The Company shall be deemed not to be in breach of any provision of this Agreement to the extent that the Company breached such provision as a result of Affimed’s failure to perform under this Section 6.4.

6.5 Janssen Back-up Candidate. At the Company’s request, Affimed and the Company will promptly enter into an amendment to this Agreement, or a separate development and license agreement, on terms that will enable the further development of the Warrant Back-Up Candidate. Affimed and the Company shall, in such amendment or agreement, include the scope of the back-up services to be rendered (including a development plan) and the corresponding services fees taking into account the Company’s obligations pursuant to Section 2.10 of the Warrant Agreement. The terms of such amendment or agreement shall be as set forth on Annex 7.

6.6 Program Committee. So long as this Agreement has not expired or been terminated, the Company shall either (i) appoint the Chief Executive Officer of Affimed (or if mutually agreed by Affimed, the Company and Janssen, another Affimed employee) as a member of the Program Committee (as defined in the Warrant Agreement) or (ii) ensure that one representative of Affimed is invited to attend all meetings of the Program Committee in a nonvoting observer capacity and, in this respect, the Company shall give such representative copies of all notices, minutes, consents, and other materials that it provides to the members of the Program Committee at the same time and in the same manner as provided to such members.

SECTION 7

FINANCIAL PROVISIONS

7.1 Fixed Service Fees. In consideration for the research and development work to be performed under the Development Plan during Phase A, Phase B-1, Phase B-2 and Phase C (including any research and development work performed during the applicable Maximum Efforts Period) and for the rights and licenses granted under SECTION 8, the Company shall pay to Affimed the ***** specified in Annex 3. Such fees shall be payable at the times set forth in such Annex 3 (subject to extension in accordance with Section 5.2).

7.2 Additional Services. In consideration for any Additional Services rendered by Affimed according to SECTION 6, the Company shall pay to Affimed the additional service fees as agreed between the Parties in writing pursuant to Section 6.1. Unless otherwise agreed between Affimed and the Company, such additional service fees shall be payable within ***** following the Company’s receipt of Affimed’s invoice, such invoice to be delivered at the initiation of the relevant services.

7.3 VAT. All payments due to Affimed under the terms of this Agreement are expressed to be exclusive of value added tax (VAT) or, subject to Section 7.4, other taxes howsoever arising. If Affimed is required to charge VAT or other taxes on any such payment, due to any applicable VAT or other tax regulations, Affimed’s invoice to the Company shall state the amounts of the Company’s payment due and VAT and such other taxes individually in order to allow the Company to reclaim any VAT or other taxes so chargeable.

7.4 Withholding Taxes. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Agreement, the Company shall make such withholding payments as required and subtract such withholding payments from the payments due under this Agreement. The Company shall use reasonable efforts to minimize any such taxes required to be withheld on behalf of Affimed. The Company shall promptly deliver to Affimed proof of payment of all such taxes together with copies of all communications from or with such governmental authority with respect thereto, and shall provide such other information and documents in the possession of the Company as Affimed may reasonably request in connection with Affimed’s efforts to claim the tax benefits associated with such payments.

7.5 Late Payments. To the extent the Company fails to make any undisputed payment to Affimed hereunder on the due date for payment, without prejudice to any other right or remedy available to Affimed (including without limitation the right to withhold further services or claim damages), Affimed shall be entitled to charge the Company interest on such undisputed payments at an annual rate of ***** above the then-applicable base lending rate of the European Central Bank, or, if less, the highest rate permitted under applicable law, calculated on a daily basis until payment in full is made.

7.6 Cash on Hand. Affimed will ensure that at all times during the period commencing on the Effective Date and ending December 31, 2014, it has ***** Cash on Hand to support its business operations based upon its then-current business plan.

SECTION 8

INTELLECTUAL PROPERTY

8.1 Ownership.

8.1.1 Background IP. Subject to Section 8.1.4, each Party shall own, and shall continue to own, all Background IP which has been identified, developed, conceived or reduced to practice by or on behalf of such Party.

8.1.2 General Ownership of Foreground IP. Subject to Sections 8.1.3, 8.1.4, 8.1.5, 8.2 and 14.3.5, each Party shall own, and shall continue to own, all Foreground IP which has been identified, developed, conceived or reduced to practice by or on behalf of such Party and the Parties will jointly own any Foreground IP that is identified, developed, conceived or reduced to practice jointly by the Parties.

8.1.3 Ownership of Foreground IP until *****. From the time period beginning on the Original Effective Date until the first to occur of the date on which (a) the Company or Janssen, as applicable, selects ***** in accordance with Section 2.6.1, (b) the Company otherwise ***** in accordance with Section 5.3.3 or as otherwise agreed by the Parties in writing or (c) the Company terminates this Agreement pursuant to Section 5.3.2 or Section 14.2.1(b) (such date, the “Assignment Date”), Affimed shall solely own all right, title and interest in and to all Foreground IP identified, developed, conceived or reduced to practice by or on behalf of Affimed or its Affiliates.

8.1.4 Assignment of Certain Background and Foreground IP *****. Automatically upon the Assignment Date, all of Affimed’s and its Affiliates’ right, title and interest in and to all Background IP and Foreground IP that exists on such date and specifically relates to ***** antibodies shall be, and hereby is, assigned and transferred by Affimed, on behalf of itself and its Affiliates, to the Company. For the avoidance of doubt, all of Affimed’s right, title and interest in and to Background IP and Foreground IP that exists on such date and which does not specifically relate to ***** shall continue to be owned by Affimed, subject to Section 8.2.

8.1.5 Ownership of Foreground IP after *****. Ownership of all Foreground IP identified, developed, conceived or reduced to practice after the Assignment Date but during the term of this Agreement shall be allocated as follows: (i) the Company shall solely own all right, title and interest in and to all such Foreground IP that specifically relates to *****, and (ii) Affimed shall solely own all right, title and interest in all other such Foreground IP (subject to the licenses granted pursuant to Section 8.2). Each Party on behalf of itself and its Affiliates, shall, and hereby does, assign and transfer to the Company or Affimed, as applicable, all of its and its Affiliates’ respective right, title and interest to and in Foreground IP that shall be owned by the Company or Affimed, as applicable, according to the preceding sentence. Each Party hereby represents and warrants to the other that it has the authority to bind its Affiliates to such assignment. For clarity, to the extent that any item of Intellectual Property is included in both Background IP and Foreground IP and such item is not assigned to the Company pursuant to Section 8.1.4 but is to be owned by the Company as described in Section 8.1.5(i), such item shall be assigned to the Company pursuant to this Section 8.1.5.

8.1.6 Agreements with Employees, etc. Each of Affimed’s and its Affiliates’ employees, and, subject to Section 16.2, contractors and consultants providing services under this Agreement shall be subject to binding written agreements or statutory obligations pursuant to which Affimed or the relevant Affiliate will own all Foreground IP identified, developed, conceived or reduced to practice by such employee, contractor or consultant.

8.1.7 Disclosure; Assistance. Each Party shall promptly disclose to the other Party any Foreground IP that its or its Affiliates’ employees, and, subject to Section 16.2, its contractors or consultants, solely or jointly identify, develop, conceive or reduce to practice. Each Party undertakes that it shall do or procure to be done all such acts and things, and execute, or procure the execution of, all such documents, as the other Party may from time to time reasonably require to give it the full benefit of any Intellectual Property that shall be owned by such Party under this SECTION 8, whether in connection with any registration of title or other similar right or otherwise. In particular, each Party shall cause its and its Affiliates’ respective employees, contractors and consultants to have any documents or instruments required by laws or regulations duly executed by signing in order to effect such assignment and transfer. Each Party hereby designates the Party receiving such assignment as its agent, and grants to such Party a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the sole purpose of effecting any such assignment hereunder from each such assigning Party to such receiving Party.

8.1.8 Inventor Compensation. As between the Parties, each Party shall be liable for compensation for inventions and discoveries identified, developed, conceived or reduced to practice by its or its Affiliates’ employees, contractors and consultants, regardless of which Party has ownership rights to such inventions or discoveries pursuant to this Section 8.1.

8.1.9 Interplay with Licenses. For clarity, to the extent that any item of Intellectual Property is included in the relevant intellectual property definitions such that such item would be owned by the Company pursuant to this Section 8.1 and also licensed to the Company pursuant to Section 8.2, this Section 8.1 shall control and such item shall be owned by and assigned to the Company.

8.2 License Grants.

8.2.1 TandAb Technology License. Subject to the provisions of this Agreement, Affimed hereby grants to the Company an exclusive, even as to Affimed and its Affiliates, worldwide, royalty-free license (including the right to grant sublicenses pursuant to Section 8.3) under the TandAb Technology to research, develop, make, have made, use and Commercialize any ***** TandAb.

8.2.2 ***** Antibody License. Subject to the provisions of this Agreement, Affimed hereby grants to the Company an exclusive, even as to Affimed and, subject to Section 8.2.9, its Affiliates, worldwide, royalty-free license (including the right to grant sublicenses pursuant to Section 8.3) under any Intellectual Property Controlled by Affimed on or after the date hereof, which Intellectual Property relates to any ***** antibody which exists or is identified as of the Effective Date or which is created or identified by the Company or Affimed or any of their respective Affiliates or any Third Party acting on their behalf (except to the extent provided in Section 8.2.9) at any time on or before the License Cut-Off Date, to (a) research, develop (including conducting clinical trials), make, have made, use, and import (but not to Commercialize) any ***** antibody or any functional portion thereof and any product containing a ***** antibody or any functional portion thereof and/or (b) Commercialize any ***** antibody TandAb or any TandAb that may comprise a ***** binder (and any product containing any such TandAb).

8.2.3 ***** Antibody License. Subject to the provisions of this Agreement, Affimed hereby grants to the Company a non-exclusive, worldwide, royalty-free license (including the right to grant sublicenses pursuant to Section 8.3) under any Intellectual Property Controlled by Affimed on or after the date hereof relating to any ***** antibody which has been selected for inclusion in a ***** TandAb under the Program to research, develop, make, have made, use and Commercialize any ***** TandAb.

8.2.4 License to Other Foreground IP by Affimed. Without limiting the other licenses granted herein, subject to the provisions of this Agreement, Affimed hereby grants to the Company an exclusive, even as to Affimed and its Affiliates, worldwide, royalty-free license (including the right to grant sublicenses pursuant to Section 8.3) under all of Affimed’s and its Affiliates’ right, title and interest in any Foreground IP which has not been licensed pursuant to Sections 8.2.1 to 8.2.3 above, to (a) research, develop (including conducting clinical trials), make, have made, use and import (but not to Commercialize) any ***** antibody or any functional portion thereof and any product containing a ***** antibody or any functional portion thereof and/or (b) Commercialize any ***** antibody TandAb or any TandAb that may comprise a ***** binder (and any product containing any such TandAb).

8.2.5 License by the Company. Subject to the provisions of this Agreement, the Company hereby grants to Affimed a non-exclusive, worldwide, sublicensable (in accordance with Section 16.2), royalty-free license under the Company’s interest in all Background IP and Foreground IP solely to fulfil its obligations under this Agreement.

8.2.6 Survival of Licenses. All licenses granted to the Company (i) are transferrable and assignable together with an assignment of this Agreement in accordance with Section 16.5; and (ii) shall permanently vest and remain in force should Affimed enter into voluntary or involuntary bankruptcy, liquidation, or similar proceedings.

8.2.7 Know-How.

(a) Automatically, without further action, the Company hereby grants to Affimed and its Affiliates an irrevocable, non-exclusive, royalty-free fully paid-up, perpetual, non-assignable (except in accordance with Section 16.5) worldwide license (with the right to sublicense through multiple tiers) to all Know-How Controlled by the Company that (A) is disclosed by or on behalf of the Company to Affimed while the Warrant Agreement remains in effect and (B) is not covered by a Patent Right, for use solely in connection with the Program and, upon termination of this Agreement pursuant to Section 5.3.1 or by Affimed pursuant to Sections 5.1 or 14.2, to make, have made, use, sell, offer for sale, import and otherwise exploit any Specified TandAb (as defined in the Warrant Agreement).

(b) Automatically, without further action, Affimed hereby grants to the Company and its Affiliates an irrevocable, non-exclusive, royalty-free fully paid-up, perpetual, non-assignable (except as set forth in Section 16.5) worldwide license (with the right to sublicense through multiple tiers) to all Know-How Controlled by Affimed that (A) is disclosed by or on behalf of Affimed to the Company or Janssen while the Warrant Agreement remains in effect and (B) is not covered by a Patent Right, for use solely in connection with the Program and, upon expiration of this Agreement pursuant to Section 14.1(a) or termination of this Agreement by the Company pursuant to Section 5.3.2 or 14.2 or by Janssen pursuant to Section 14.3.2(c), to make, have made, use, sell, offer for sale, import and otherwise exploit any Specified TandAb (as defined in the Warrant Agreement).

(c) The Company and Affimed acknowledge and agree that neither the Party which grants a license under any Know-How pursuant to this Section 8.2.7 nor its Affiliates shall have any obligation to enable the recipient of such license or its Affiliates to use such Know-How, except to the extent expressly required by this Agreement.

8.2.8 Non-Proprietary Information. Nothing in this Section 8.2 shall restrict the ability of a Party to use or disclose any non-proprietary, non-confidential Know-How received from the other Party (including any information that was proprietary when received and later becomes non-proprietary other than by a breach of this Agreement by the Party seeking to use or disclose such information) in any way.

8.2.9 Relationship with AbCheck. The Company agrees that, subject to Section 9.2, (a) AbCheck may perform contract research services for Third Parties on *****, provided that Affimed and its other Affiliates do not and have not disclosed or otherwise shared with AbCheck any Know-How developed or acquired by Affimed or its other Affiliates under this Agreement; and (b) any rights of AbCheck or its Third Party customers in any Intellectual Property identified, developed, conceived or reduced to practice by AbCheck in accordance with clause (a) shall not be included in the license to the Company under Section 8.2.2. For the avoidance of doubt, any Intellectual Property identified, developed, conceived or reduced to practice by AbCheck in the performance of activities under this Agreement on Affimed’s behalf will be included in the Foreground IP and subject to the assignment and ownership provisions of Section 8.1 and the licenses in Section 8.2. Notwithstanding the foregoing, in the event (i) AbCheck’s performance of contract research services on ***** for any Third Party would infringe a Patent Right included in the Foreground IP and (ii) AbCheck, in the exercise of the same level of diligent inquiry it uses in performing services of a similar nature for Third Parties, is aware or should reasonably have been aware of the existence of such Patent Right or such Foreground IP was otherwise disclosed or made available to AbCheck, Affimed shall ensure that AbCheck does not perform any such services.

8.3 Right to Sublicense. The Company shall be entitled to grant sublicenses under any of the licenses set forth in Section 8.2.1, 8.2.2, 8.2.3 and 8.2.4 to its Affiliates or Third Parties through multiple tiers; provided, however, that, with respect to a sublicense granted by the Company under the license set forth in Section 8.2.1 or 8.2.3 to any Third Party, the Company shall provide Affimed with notice of such sublicense and, if permissible under the applicable sublicense, the name of such sublicensee. The foregoing restrictions shall not apply to any Intellectual Property licensed to the Company pursuant to Section 8.2 when and if such Intellectual Property is assigned to the Company pursuant to Section 8.1.4.

8.4 Patent Matters.

8.4.1 Technology owned by Affimed. Subject to Section 8.4.2, Affimed shall have the right (but not the obligation), at ***** and sole discretion, to control the preparation, filing, prosecution, maintenance, defence and enforcement of all Intellectual Property applicable to all technology owned by Affimed under Section 8.1 as of the relevant time. With respect to any Intellectual Property Controlled by Affimed on or after the date hereof relating in any way to any ***** which is included in any ***** TandAb researched or developed by Affimed, Affimed shall provide to the Company and Janssen (a) advance copies of, and a reasonable opportunity to comment upon, any filings proposed to be made by Affimed, and will consider comments received in good faith from the Company or Janssen with respect thereto and will not unreasonably reject such comments and (b) copies of all correspondence from any patent office or outside counsel with respect thereto. Should Affimed elect to discontinue the preparation, filing, prosecution, maintenance, defence and enforcement of any Licensed Intellectual Property Controlled by Affimed, the Company shall have the right, but not the obligation, to assume responsibility for prosecuting, maintaining, or enforcing any rights associated with such Intellectual Property on its own costs, provided that (i) with respect to any such Intellectual Property that is not specifically related to any ***** TandAb, the Company shall have no right to prosecute, maintain or enforce any such Intellectual Property if Affimed has granted a Third Party rights to prosecute, maintain or enforce such Intellectual Property and such Third Party elects to exercise such rights, (ii) with respect any such Intellectual Property that is in-licensed by Affimed, the relevant license agreements concluded by Affimed allow such take-over of the responsibility by Company, (iii) the prosecution and maintenance of such rights shall be in Affimed’s name and (iv) any enforcement action shall require Affimed’s prior written approval which shall not be withheld, conditioned or delayed unreasonably. For clarity, the foregoing shall be subject to and shall not limit the Company’s rights under Section 8.4.2.

8.4.2 Technology Owned by the Company.

(a) The Company shall have the right (but not the obligation), at ***** and sole discretion, to control the preparation, filing, prosecution, maintenance, defence and enforcement of all Intellectual Property applicable to all technology owned by the Company under Section 8.1 as of the relevant time. In addition, notwithstanding Section 8.4.1, the Company shall also have the right (but not the obligation), at ***** and sole discretion, to control the preparation, filing, prosecution, maintenance and enforcement of all Patent Rights claiming Foreground IP that is subject to assignment to the Company pursuant to Section 8.1.4 or exclusively licensed to the Company pursuant to Section 8.2.1, 8.2.2 or 8.2.4.

(b) Notwithstanding Section 8.4.2(a), Affimed shall, except to the extent otherwise requested by the Company, prepare, file and prosecute all the Patent Rights in any of the Intellectual Property described in Section 8.4.2(a), in the Company’s name (with respect to such Patent Rights owned by the Company) but at Affimed’s expense, subject to the following with respect to such potential or actual Patent Rights: (i) Affimed shall perform such activities in a timely manner to ensure that any rights under the relevant potential or actual Patent Rights are not lost; (ii) Affimed shall keep the Company and Janssen informed of the status of all such activities; (iii) Affimed shall use reasonable efforts to prepare, file and prosecute such Patent Rights, in a manner that a prudent biopharmaceutical company would use, and in a manner no less protective of the Company’s or Affimed’s (as applicable) interests as Affimed would use with respect to any potential or actual Patent Rights that Affimed owns which is not subject to an exclusive license or assignment to any other person or entity; (iv) Affimed shall provide to the Company and Janssen copies of any filings proposed to be made by Affimed, in sufficient time to permit the Company and Janssen to reasonably review such filings; (v) Affimed shall incorporate into such filings any comments provided by the Company within a reasonable period of time after the Company’s receipt of such filings and shall consider any such comments received from Janssen in good faith; (vi) Affimed shall promptly provide the Company and Janssen all correspondence from any patent office or outside counsel; and (vii) Affimed shall not discontinue prosecution without at least ***** days prior written notice to the Company and Janssen and, if the Company provides written notice to Affimed within such ***** day period that the Company wishes Affimed to continue such prosecution, Affimed shall do so in accordance with this Section 8.4.2(b).

8.5 Cooperation. Each Party agrees, on behalf of itself and its Affiliates, to cooperate with, and perform such lawful acts and execute such documents in order to reasonably assist, the other Party, at the expense of the other Party, with respect to the preparation, filing, prosecution, defence, enforcement and maintenance of Intellectual Property pursuant to Section 8.4.

8.6 No Implied Licenses. No rights or licenses with respect to any Intellectual Property owned or controlled by either Party are granted or shall be deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

8.7 Covenants regarding In-License Agreements. As between the Parties, Affimed is solely responsible for any payments due to the relevant licensor under any In-License Agreement. Affimed shall, and shall ensure that its Affiliates shall, (a) comply with its respective obligations under each In-License Agreement, (b) not, without the Company’s prior written consent, amend any In-License Agreement in any way that would adversely affect the Company’s rights or interest under this Agreement, and shall provide the Company with a copy of all modifications to or amendments of any In-License Agreement, regardless of whether the Company’s consent was required with respect thereto, (c) not terminate any In-License Agreement in whole or in part without the Company’s prior written consent if such termination would adversely affect the Company’s license granted hereunder, (d) promptly furnish the Company with copies of all material communications received from any other party to an In-License Agreement that relates to any of the rights granted to the Company hereunder, (e) use best efforts to retain the exclusivity of the license granted to Affimed or any of its Affiliates under the In-License Agreements to the extent relevant to the rights granted to the Company hereunder, and (f) promptly furnish the Company with copies of all notices received relating to any alleged breach or default under any In-License Agreement.

8.8 365(n) of U.S. Bankruptcy Code. All rights and licenses now or hereafter granted by Affimed to the Company under or pursuant to any Section of this Agreement, are rights to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Bankruptcy Code, as amended (such Title 11, the “Bankruptcy Code”) or under other applicable bankruptcy law). The Parties hereto acknowledge and agree that the payments provided for under Section 7.1 and Section 7.2, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder.

SECTION 9

EXCLUSIVITY

9.1 To the extent permitted by applicable law, during the term of the Agreement, neither Affimed nor any of its Affiliates shall conduct (other than hereunder) or collaborate with or grant any right or license to, directly or indirectly, any of its Affiliates or any Third Party in relation to the research, development, manufacture, use or Commercialization of any compound or product for the treatment of *****. For the avoidance of doubt, this Section 9.1 shall not restrict the services that Affimed’s subsidiary AbCheck s.r.o., Plzen, Czech Republic (“AbCheck”), offers to its customers to the extent permitted under Section 8.2.9 and Section 9.2.

9.2 To the extent permitted by applicable law, Affimed shall not, and shall ensure that its Affiliates (other than AbCheck) do not, during the Term of this Agreement and thereafter until the License Cut-Off Date, conduct (other than hereunder), or collaborate with or grant any right or license to, directly or indirectly, any of its Affiliates or any Third Party in relation to, any research, development, manufacture, use or Commercialization of any ***** or any product containing a *****. In addition, Affimed shall ensure that AbCheck does not:

(a) for a time period of ***** following the Effective Date, conduct (other than hereunder), or collaborate with or grant any right or license to, directly or indirectly, any of Affimed’s Affiliates or any Third Party in relation to, any research, development, manufacture, use or Commercialization of any ***** or any product containing a *****; and

(b) for a time period of ***** following the Effective Date, provide (other than hereunder) to any of Affimed’s Affiliates or any Third Party any sequence binding to ***** that is greater than ***** homologous with any ***** provided to Company hereunder.

SECTION 10

CONFIDENTIALITY AND PUBLICITY

10.1 Confidential Information. During the term of this Agreement and for a period of ***** after any termination or expiration thereof, each Party agrees to keep in confidence and not to disclose to any Third Party (other than to Janssen or any Janssen Affiliate to the extent provided in the Warrant Agreement or required for Janssen to perform its obligations under the Warrant Agreement), or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of, or its rights and licenses under, this Agreement, or as expressly permitted by this Agreement, any Confidential Information of the other Party. As used herein, “Confidential Information” shall mean all trade secrets or confidential or proprietary information provided, disclosed or delivered in writing, orally or visually by the disclosing Party, and the terms and conditions of this Agreement and any description of Annexes attached to the Agreement (for which each Party shall be considered the receiving Party and the disclosing Party), except in each case to the extent the provisions of Sections 10.2 to 10.4 apply to such information.

10.2 Exceptions. The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of Section 10.1 shall not apply to any Confidential Information that:

(a) was known by the receiving Party (or any of its Affiliates) prior to disclosure by the disclosing Party hereunder (except if such receiving Party was then under another confidentiality obligation to the disclosing Party with respect to such information) (as evidenced by the receiving Party’s written records); or

(b) has already been at the time of disclosure by the other Party, or later becomes, part of the public domain or otherwise publicly known through no fault of the receiving Party (or any of its Affiliates); or

(c) is disclosed to the receiving Party (or any of its Affiliates) by a Third Party having a legal right to make such a disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party; or

(d) is independently developed by the receiving Party (or any of its Affiliates) (as evidenced by the receiving Party’s written records).

The burden of proof that one of the above exceptions is true shall be with the receiving Party claiming such exception.

10.3 Press Release. The Parties hereby agree to issue the press release set forth in Annex 4 on the execution of this Agreement.

10.4 Permitted Disclosures. The confidentiality obligations contained in this SECTION 10 shall not apply to the extent that disclosure by the receiving Party of the disclosing Party’s Confidential Information is reasonably necessary in the following instances: (i) compliance (by the receiving Party or its Affiliates) with an applicable law, regulation of a governmental agency (including disclosures to the U.S. Securities and Exchange Commission in connection with a public stock offering or foreign equivalent) or a court of competent jurisdiction, provided that, to the extent permitted under law, the receiving Party shall first give prior written notice thereof to the disclosing Party such that the disclosing Party shall have an opportunity to seek a protective order limiting any such disclosure; and (ii) disclosure to actual and potential investment bankers, advisors, investors, financing sources, and stockholders and actual and potential permitted collaborators, licensees and sublicensees, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this SECTION 10.

10.5 Survival. The rights and obligations contained in this SECTION 10 shall survive the expiration or termination of this Agreement.

SECTION 11

REPRESENTATIONS AND WARRANTIES

11.1 Mutual Representations. Each Party hereby represents and warrants to the other Party that (i) the person executing this Agreement is authorized to execute this Agreement and this Agreement has been so duly executed and delivered and is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, (ii) the execution, delivery and performance by such Party of this Agreement and the transactions contemplated hereby are within the power and authority of such Party, and if applicable, have been duly authorized by such Party by all necessary action on the part of such Party (and its Board of Directors (or equivalent) and holders of equity interests); and (iii) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound or otherwise constitute a breach, violation or default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any action by (including any authorization, consent or approval) or notice to any person or entity, or result in the creation of any encumbrance upon any equity interests of such Party under, any of the terms, conditions or provisions of any material contract of such Party, or the organizational documents of such Party.

11.2 Affimed Representations. Affimed hereby represents and warrants to the Company that as of the Effective Date:

11.2.1 Unless otherwise disclosed in Annex 8, Affimed is not aware of any facts that exist which would give rise to a claim by any person or entity relating to the ownership, licensing, infringement, validity, enforceability, or use of any of the Licensed Intellectual Property that is necessary to research, develop, Commercialize, make, have made, use and import any ***** TandAb, which claim would conflict with or preclude Affimed from performing its obligations hereunder or the granting to the Company of the licenses or the making of the Company of the assignments set forth herein.

11.2.2 Affimed has the legal power to license or assign, as applicable, its interests in the Licensed Intellectual Property to the Company as provided hereunder.

11.2.3 Annex 5 contains a complete and correct list of all patents and patent applications owned by or otherwise Controlled by Affimed (and indicating which entity owns or Controls each patent and patent application and which are owned and which are otherwise Controlled) that are included within the Licensed Intellectual Property.

11.2.4 Annex 5 sets forth a true and complete list of all agreements under which Affimed or any of its Affiliates have acquired a license or other right to Control any of the Licensed Intellectual Property which is owned by any Third Party.

11.2.5 Unless otherwise disclosed in Annex 8, there are no pending or, to the knowledge of Affimed, threatened claims to which Affimed is a party, or is threatened to be a party, related to any Licensed Intellectual Property, nor has Affimed received written communication from any person or entity threatening the institution of any claim related to any Licensed Intellectual Property. Unless otherwise disclosed in Annex 8, to the knowledge of Affimed, there are no pending claims by a Third Party related to any Licensed Intellectual Property. Unless otherwise disclosed in Annex 8, Affimed has not received written notice of, and, to the knowledge of Affimed, there are no, on-going interferences, oppositions, reissues, reexaminations or other proceedings involving any of the patents or patent applications listed in Annex 5, including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency.

11.2.6 Neither Affimed nor any of its Affiliates is subject to any writ, judgment, injunction, order, decree, stipulation determination or award with respect to, nor has it entered into nor is it a party to, any agreement that would conflict with, the licenses and rights granted hereunder.

11.2.7 Unless otherwise disclosed in Annex 8, neither Affimed nor any of its Affiliates has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to any Licensed Intellectual Property and no claims have been asserted against Affimed or any of its Affiliates in writing or been otherwise threatened in writing or, to Affimed’s knowledge, orally by any person or entity with respect to the validity or enforceability of, or Affimed’s or any of its Affiliates’ ownership of or right to use, the Licensed Intellectual Property and, to the knowledge of Affimed, there is no basis for any such claim.

11.2.8 To the knowledge of Affimed, the issued Patent Rights within the Licensed Intellectual Property are valid, have not lapsed, are enforceable, and have been properly maintained.

11.2.9 To the knowledge of Affimed, unless otherwise disclosed in Annex 8, no third party has interfered with, infringed, violated or misappropriated, or is currently interfering with, infringing, violating or misappropriating any rights under the Licensed Intellectual Property, and Affimed has complied with its obligations, and has asserted its rights with respect to any Licensed Intellectual Property identified, developed, conceived or reduced to practice by the employees, contractors or consultants of Affimed or its Affiliates, under the German Act on Employee Inventions (Arbeitnehmererfindungsgesetz, ArbnErfG).

11.2.10 No Licensed Intellectual Property has been finally judged or finally determined to be invalid or unenforceable, or has lapsed, expired or been abandoned or cancelled or, to the knowledge of Affimed, is the subject of cancellation or other adversarial proceeding. Unless otherwise disclosed in Annex 8, Affimed has timely made all filings and paid all fees required to be paid or filed in connection with the continued prosecution of the patent applications listed in Annex 5 (other than those listed as having been abandoned or expired).

11.2.11 With respect to the Licensed Intellectual Property, Affimed and its Affiliates have taken commercially reasonable precautions to maintain the confidentiality of all Affimed’s and its Affiliates’ trade secrets and other proprietary and confidential information included in the Licensed Intellectual Property. With respect to the Licensed Intellectual Property, neither Affimed nor any of its Affiliates has breached in any material respect any agreements of non-disclosure or confidentiality to which it is a party, and has not received notice of any claim or allegation of any such breach. All former and current Affimed or its Affiliates’ personnel who have contributed to or participated in the conception or development of any Licensed Intellectual Property, have executed and delivered to Affimed or the respective Affiliate a confidentiality agreement restricting such person’s right to disclose and use proprietary information and materials of Affimed or its Affiliates, with respect to the Licensed Intellectual Property. All former and current personnel of Affimed and its Affiliates either (i) have been party to a “work-for-hire” agreement with Affimed or its Affiliates, with respect to the Licensed Intellectual Property, in accordance with applicable law, that has accorded Affimed or its Affiliates, with respect to the Licensed Intellectual Property, the sole and exclusive ownership of all tangible and intangible property arising in the course of such personnel’s services on behalf of the Affimed or its Affiliates, or (ii) have executed appropriate instruments assigning to Affimed or its Affiliates, with respect to the Licensed Intellectual Property, the sole and exclusive ownership of all Intellectual Property conceived during the course of their employment by Affimed or its Affiliates, or (iii) are obliged under statutory law to assign, to Affimed or its Affiliates, with respect to the Licensed Intellectual Property, the sole and exclusive ownership of all Intellectual Property conceived during the course of their employment by Affimed or its Affiliates and Affimed and its Affiliates exercise its rights to such assignment. No former or current personnel of Affimed or its Affiliates has any claim against Affimed or its Affiliates, with respect to any of the Licensed Intellectual Property that is necessary to research, develop, Commercialize, make, have made, use and import any ***** TandAb, in connection with such person’s involvement in the conception and development of any Licensed Intellectual Property, and no such claim has been asserted or, to the knowledge of Affimed, threatened, which claim, in either case, would conflict with or preclude Affimed from performing its obligations or assigning or licensing the Intellectual Property as provided for under this Agreement.

11.2.12 The conception, development and reduction to practice of the Patent Rights licensed or assigned to the Company hereunder have not constituted or involved the misappropriation of trade secrets or other rights or property of any person or entity.

11.2.13 No Third Party has any right, title or interest in or to the TandAb Technology, including, without limitation, any of the Patent Rights covering the TandAb Technology, that would conflict with or preclude Affimed from performing its obligations hereunder or the grant to the Company of the licenses or the making to the Company of the assignments set forth herein. For the avoidance of doubt, possible infringements of Third Party rights by the use of the TandAb Technology shall be exclusively dealt with under Section 11.2.14.

11.2.14 Unless otherwise disclosed in Annex 8, to the knowledge of Affimed neither the performance by Affimed contemplated by this Agreement, including, without limitation, identification and characterization of any ***** binding molecules incorporated into the described ***** TandAb, nor the practice by the Company of the TandAb Technology or the Intellectual Property licensed, or assigned or to be assigned, to the Company by Affimed hereunder, infringes or will infringe any issued patent, or misappropriate any Intellectual Property, owned or possessed by any Third Party. The Company acknowledges that, except for the analysis mentioned in Annex 8, Affimed has not made any freedom to operate analysis in relation to any of the Intellectual Property licensed, or assigned or to be assigned to the Company by Affimed hereunder.

11.2.15 Annex 5 lists all of the In-License Agreements. Affimed has provided the Company with true and complete copies of the In-License Agreements. Affimed and its Affiliates have complied with their obligations under each In-License Agreement. All sublicenses granted to the Company under any In-License Agreement have been properly granted by Affimed in compliance with Affimed’s and its Affiliates’ obligations under the In-License Agreements. The licenses granted to Affimed under the In-License Agreements are exclusive.

11.2.16 Neither Affimed or its Affiliates, or, to Affimed’s knowledge, any of their respective officers, directors, employees, independent contractors or consultants, has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment or exclusion under applicable law, including 21 U.S.C. Section 335a and 42 U.S.C. Section 1320a-7. No claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion of Affimed or its Affiliates are pending or, to the knowledge of Affimed, threatened, against Affimed or its Affiliates or, to the knowledge of Affimed, any of their respective officers, directors, employees, independent contractors or consultants.

11.3 Disclaimer of Warranties. The Parties acknowledge and agree that the research and development to be conducted under this Agreement is experimental in nature, and that neither Party can guarantee a successful outcome thereof. Except for those warranties set forth in Sections 8.1.5, 11.1 and 11.2 of this Agreement, neither Party makes any warranties, written, oral, express or implied, with respect to its performance under this Agreement or the results thereof. EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

SECTION 12

INDEMNITY; LIMITATION OF LIABILITY

12.1 [Reserved for Future Use].

12.2 Limitation of Liability. EXCEPT FOR A BREACH OF SECTION 9 (“EXCLUSIVITY”) OR SECTION 10 (“CONFIDENTIALITY AND PUBLICITY”), IN NO EVENT SHALL EITHER PARTY BE LIABLE OR OBLIGATED TO THE OTHER PARTY IN ANY MANNER UNDER THIS AGREEMENT FOR ANY SPECIAL, NON-COMPENSATORY, CONSEQUENTIAL, INDIRECT, INCIDENTAL, STATUTORY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF INFORMED OF OR AWARE OF THE POSSIBILITY OF ANY SUCH DAMAGES IN ADVANCE. IN ADDITION, TO THE EXTENT DAMAGES HAVE BEEN CAUSED BY THE FAILURE OF ANY PERMITTED THIRD PARTY SUBCONTRACTOR OF AFFIMED TO PERFORM ITS OBLIGATIONS IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT WHICH WAS APPROVED BY THE COMPANY AFTER THE EFFECTIVE DATE BUT PRIOR TO EXECUTION THEREOF, AFFIMED’S LIABILITY TO COMPANY OR JANSSEN (TO THE EXTENT JANSSEN IS A THIRD PARTY BENEFICIARY OF THIS AGREEMENT PURSUANT TO SECTION 15) HEREUNDER SHALL BE LIMITED TO THE DAMAGE THAT AFFIMED CAN SUCCESSFULLY CLAIM AGAINST SUCH SUBCONTRACTOR UNDER THE AGREEMENT CONCLUDED WITH SUCH SUBCONTRACTOR. EXCEPT FOR A BREACH OF SECTION 9 (“EXCLUSIVITY”) OR SECTION 10 (“CONFIDENTIALITY AND PUBLICITY”), EACH PARTY’S MAXIMUM LIABILITY UNDER THIS AGREEMENT, IRRESPECTIVE OF THE RELEVANT CAUSE, SHALL BE LIMITED TO ***** OF THE AGGREGATE FEES ACTUALLY PAID BY THE COMPANY AND RECEIVED BY AFFIMED, OR DUE AND PAYABLE BY THE COMPANY TO AFFIMED, PURSUANT TO THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT THE FOREGOING LIMITATIONS ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

SECTION 13

PROJECT MANAGEMENT

13.1 Program Managers. Affimed and the Company shall each appoint a person (a “Program Manager”) who shall be the primary contacts between the Parties with respect to the research and development work to be performed under this Agreement. Affimed and the Company may each change its Program Manager upon written notice to the other Party. The Program Managers as of the Effective Date shall be (a) Erich Rajkovic, for Affimed, and (b) Jeanmarie Guenot, for the Company.

13.2 Company Decisions. Notwithstanding anything to the contrary herein, Affimed agrees and acknowledges that the Warrant Agreement binds the Company to certain obligations with respect to the Program, including certain decisions with respect to the Program, and that, to the extent of a conflict between the Company’s obligations under this Agreement and the Warrant Agreement, the Company may make its decisions under this Agreement with respect to the Program in a manner that is not in conflict with the terms and conditions of the Warrant Agreement.

SECTION 14

TERMINATION

14.1 Agreement Term. Except as otherwise specified in this Agreement (including Section 14.3), the Parties’ respective rights and obligations under this Agreement shall commence on the Effective Date and shall end upon the earliest of:

(a) the completion of all services to be performed by Affimed under the Development Plan or any other determination or declaration by the Company (in its discretion) that Phase C has been successfully completed or IND Approval has been achieved for a Lead Candidate (considered an “expiration” of the Agreement hereunder);

(b) any termination of this Agreement in accordance with Sections 5.1, 5.3.1 and 5.3.2; or

(c) any termination of this Agreement in accordance with Section 14.2.

14.2 Termination.

14.2.1 Termination for Breach.

(a) Subject to Section 5.1 and Section 14.3.2, Affimed shall be entitled to terminate this Agreement by written notice to the Company and Janssen with immediate effect if the Company materially breaches any of its material obligations under this Agreement and fails to cure such breach within ***** following its receipt of a written notice thereof from Affimed, subject to extension in accordance with Section 5.2.

(b) Subject to Section 5.3 and Section 14.3.2, the Company shall be entitled to terminate this Agreement by written notice to Affimed with immediate effect if Affimed materially breaches any of its material obligations under this Agreement and fails to cure such breach within ***** following its receipt of a written notice thereof from the Company.

14.2.2 Termination by either Party for Insolvency. Subject to Section 14.3.2, either Party may terminate this Agreement by written notice to the other and Janssen with immediate effect if the other Party is compelled to file bankruptcy or is determined otherwise imminently subject to control by a bankruptcy trustee, liquidator or administrator or the equivalent, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party pursuant to the laws of the jurisdiction in which the other Party is doing business; provided, however, that, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the other Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ***** after the filing thereof.

14.3 Effect of Termination.

14.3.1 General Rule. In the event of any expiration or termination of this Agreement, all rights and obligations of the Parties shall cease immediately, unless otherwise indicated in this Section 14.3 or elsewhere in this Agreement.

14.3.2 Janssen Rights & Obligations.

(a) If Affimed has the right to terminate this Agreement pursuant to Sections 14.2.1(a) or 14.2.2 and delivers written notice to the Company of its intent to terminate this Agreement pursuant to any such Section, provided that the Warrant Agreement has not terminated, Janssen’s rights under Section 2.9(b) and (c) of the Warrant Agreement shall apply, and Affimed shall not have the right to terminate this Agreement if Janssen timely exercises its rights under such Section. If Janssen does not timely exercise its rights under such Section, after, and only after, the expiration of all time periods applicable to such exercise, shall Affimed have the right to terminate this Agreement.

(b) If (i) the Company has the right to terminate this Agreement pursuant to Section 14.2.1(b), (ii) the Company delivers written notice to Affimed of its intent to terminate this Agreement pursuant to such Section and (iii) an Abandonment (as defined in the Warrant Agreement) has occurred, provided that the Warrant Agreement has not terminated, Janssen’s rights under Section 2.9(b) and (c) of the Warrant Agreement shall apply, and the Company shall not have the right to terminate this Agreement if Janssen timely exercises its rights under such Section (unless the Development Breach (as defined in the Warrant Agreement is thereafter cured in accordance with Section 2.9(c) and the DB Trigger Date does not occur as a result of such Development Breach). If Janssen does not timely exercise its rights under such Section, after, and only after, the expiration of all time periods applicable to such exercise, shall the Company have the right to terminate this Agreement.

(c) If this Agreement is assigned to Janssen pursuant to Section 2.9(c)(ii) of the Warrant Agreement or Janssen exercises the Warrant pursuant to Section 2.9(c)(i) of the Warrant Agreement (whether such assignment or Warrant exercise occurs in connection with a proposed termination under Section 5.1, Section 5.3.1 or Section 14.2), Janssen shall pay the Abandonment Contingent Payment (as defined in the Warrant Agreement) to Affimed. No assignment of this Agreement to Janssen pursuant to Section 2.9(c)(ii) of the Warrant Agreement shall relieve the Company from any obligation arising prior to the date of such assignment, any amounts owing on or prior to such date or any liability arising out of the Company’s breach of this Agreement prior to such date (except with respect to and to the extent any such breach was caused by Janssen’s breach of the Warrant Agreement) and Affimed agrees that it shall have no right to make any claim against or seek any recovery from Janssen with respect to any such obligation, amount or breach (except with respect to and to the extent any such breach was caused by Janssen’s breach of the Warrant Agreement), and Affimed shall only seek recourse from Janssen, not the Company, with respect to other claims arising under this Agreement on or after the effective date of such assignment.

(d) If Janssen exercises its rights under Section 2.9(c)(i) or (ii) of the Warrant Agreement in accordance with the provisions thereof (other than due to a Funding Failure or an uncured breach by the Company of this Agreement), Janssen shall thereafter be entitled to terminate this Agreement, for any reason or for no reason, effective immediately upon written notice to Affimed, such notice to be delivered within ***** after Janssen’s exercise of the Warrant or the assignment of this Agreement to Janssen pursuant to such Section 2.9(c), as applicable. After the expiration of such ***** period, Janssen shall be entitled to terminate this Agreement on ***** prior written notice to Affimed for any reason, or for no reason. For the avoidance of doubt, no termination pursuant to this Section 14.3.2(d) shall affect Janssen’s obligation to pay the Abandonment Contingent Payment (as defined in the Warrant Agreement) to Affimed in accordance with Section 14.3.2(c). For the avoidance of doubt, this Section 14.3.2(d) shall not apply if Janssen exercises its rights under Section 2.9(c) of the Warrant Agreement due to a Funding Failure or an uncured breach by the Company of this Agreement.

(e) If Janssen exercises its rights under Section 2.9(c)(i) or (ii) of the Warrant Agreement in accordance with the provisions thereof due to a Funding Failure or an uncured breach by the Company of this Agreement, then Janssen shall be entitled to modify the budget, volume, timing and scientific work to be conducted under the Development Plan in its reasonable discretion, provided that Janssen continues to use Affimed as its principal service provider for the development of the ***** TandAb until the IND Milestone (as defined under the Warrant Agreement) in a manner similar to the way Affimed performed for the Company prior to such exercise by Janssen, according to the Development Plan, as such Development Plan may be modified under this Section 14.3.2(e). In addition, notwithstanding the foregoing if Janssen exercises its rights under Section 2.9(c)(i) or (ii) of the Warrant Agreement in accordance with the provisions thereof due to a Funding Failure or an uncured breach by the Company of this Agreement, Janssen shall be entitled to terminate this Agreement, for any reason or for no reason, effective upon ***** written notice to Affimed (in addition to its termination rights under Sections 14.2.1(b) and 14.2.2). For the avoidance of doubt, no termination pursuant to this Section 14.3.2(e) shall affect Janssen’s obligation to pay the Abandonment Contingent Payment (as defined in the Warrant Agreement) to Affimed in accordance with Section 14.3.2(c).

14.3.3 Return of Confidential Information. Upon the expiration or termination of this Agreement, each Party shall immediately confirm destruction of or return to each other Party all of such other Party’s Confidential Information and shall destroy any copies thereof; provided however, that each Party shall be permitted to retain and use any Confidential Information of the other Party to the extent necessary or useful for such Party to exercise its rights under this Agreement.

14.3.4 Retention of Program by the Company. Upon expiration of this Agreement pursuant to Section 14.1(a), termination by the Company pursuant to Section 5.3.2 or 14.2 or termination by Janssen pursuant to Section 14.3.2(d):

(a) all licenses granted to the Company hereunder shall become perpetual and irrevocable;

(b) Affimed shall transfer to the Company all data, documents, materials and products solely relating to any ***** TandAb (in whatever stage of development), including without limitation its manufacturing or use, then Controlled by Affimed;

(c) Affimed shall transfer to the Company all of its right, title and interest in all regulatory filings and regulatory approvals Controlled by Affimed that relate solely to any ***** TandAb (in whatever stage of development) then existing, notify the appropriate Regulatory Authority and take any other action reasonably necessary to effect such transfer of ownership, provided that, if applicable law prevents or delays the transfer of ownership of any such regulatory filing or regulatory approvals to the Company, Affimed shall grant, and does hereby grant, to the Company an exclusive and irrevocable right of access and reference to such regulatory filing and regulatory approvals, and shall cooperate fully to make the benefits of such regulatory filings and regulatory approvals available to the Company or its designee(s); and

(d) Upon the Company’s request, Affimed shall use reasonable efforts to do, or cause to be done, all further things and make, or cause to be made, all further declarations reasonably necessary or advisable to give the Company the full benefit of the Program and all ***** TandAbs developed by or on behalf of Affimed under this Agreement.

14.3.5 Transfer of Program to Affimed. In the event of a termination of this Agreement pursuant to Section 5.3.1, a termination of this Agreement by Affimed pursuant to Sections 5.1 or 14.2, or a termination by Janssen pursuant to

Section 14.3.2(e), all rights and licenses granted hereunder to Company shall terminate, Section 8.4.2(a) shall terminate, and, upon Affimed’s written request, the Company shall transfer and assign all of its rights, title and interest in and to the Intellectual Property, Know-How, data, documents and materials generated in the performance of activities hereunder to Affimed in accordance with the following terms and conditions, subject to any licenses granted by the Company to Janssen or any other third party, as permitted by this Agreement or as set forth in the Warrant Agreement:

(a) The Company shall transfer and assign, and hereby transfers and assigns effective upon Affimed’s written request as described above, to Affimed all Intellectual Property owned by the Company pursuant to Sections 8.1.4 or 8.1.5, as well as any other Intellectual Property solely relating to any ***** TandAb (in whatever stage of development) then owned and Controlled by the Company and take any action reasonably necessary to effect such transfer of ownership;

(b) The Company shall transfer to Affimed all data, documents, materials and products solely relating to any ***** TandAb (in whatever stage of development), including without limitation its manufacturing or use, then owned and Controlled by Company;

(c) The Company shall transfer to Affimed all of its right, title and interest in all regulatory filings and regulatory approvals Controlled by the Company that relate solely to any ***** TandAb (in whatever stage of development) then existing, notify the appropriate Regulatory Authority and take any other action reasonably necessary to effect such transfer of ownership, provided that, if applicable law prevents or delays the transfer of ownership of any such regulatory filing or regulatory approvals to Affimed, the Company shall grant, and does hereby grant, to Affimed an exclusive and irrevocable right of access and reference to such regulatory filing and regulatory approvals, and shall cooperate fully to make the benefits of such regulatory filings and regulatory approvals available to Affimed or its designee(s);

(d) The Company shall grant Affimed an exclusive, world-wide, royalty-free license (including the right to grant sublicenses) under any Intellectual Property then Controlled by the Company that is necessary or useful to research, develop, make, have made, use, sell, offer for sale, import and Commercialize any ***** TandAb for all purposes; and

(e) Upon Affimed’s request, the Company shall use reasonable efforts to do, or cause to be done, all further things and make, or cause to be made, all further declarations reasonably necessary or advisable to give Affimed the full benefit of the Program and all ***** TandAbs developed by the Company or its sublicensees under the licenses granted hereunder.

Affimed shall not pay the Company for the above transfer and assignment. Each Party shall bear its own costs and expenses incurred in connection with the above transfer and assignment.

14.3.6 Obligations Accrued. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.

14.3.7 Survival. Except as otherwise provided herein, Sections 1, 7 (with respect to any amounts owing as of the effective date of termination or expiration), 8.1, 8.2.1 to 8.2.4, 8.2.6, 8.2.7, 8.3, 8.4.1, 8.4.2(a), 8.5, 8.6, 8.7, 8.8, 9, 10 (for the period of time specified therein), 11.3, 12, 14.3, 15 (to the extent that the relevant clauses survive) and 16 as well as all other provisions for which survival is specified shall survive any termination or expiration of this Agreement.

SECTION 15

JANSSEN THIRD PARTY BENEFICIARY

The Parties agree that Janssen and any Affiliate(s) of Janssen designated by Janssen in accordance with the last sentence of this Section 15 from time to time is an express third party beneficiary of those provisions of this Agreement which explicitly grant rights to Janssen (such as, e.g. Sections 2.3.1, 2.3.2 and 2.3.3) until the expiration or termination of the Warrant Agreement (other than an expiration or termination in connection with a Warrant Exercise) and shall be entitled to enforce such provisions of this Agreement, to the extent of the rights expressly granted to Janssen thereunder, on its own behalf until such time. Any such exercise of rights shall be made by written notice to Affimed and the Company. For the avoidance of doubt, Janssen shall not be entitled to enforce any provisions of this Agreement which do not explicitly grant rights to Janssen and shall not be entitled to enforce any provisions of this Agreement except to the extent of the rights expressly granted to Janssen thereunder. All rights of Janssen under this Agreement shall terminate automatically upon the expiration or termination of the Warrant Agreement (other than an expiration or termination in connection with a Warrant Exercise). Upon Warrant Exercise, all rights of Janssen under this SECTION 15 shall become irrevocable. Janssen shall only be permitted to assign its rights under this Agreement to a Third Party together with an assignment of all of its rights and obligations under the Warrant Agreement and any purported assignment or transfer by Janssen in violation of this sentence shall be null and void. Notwithstanding the foregoing, Janssen may from time to time assign its rights under any particular section(s) of this Agreement to one of its Affiliates by providing written notice of such section(s) and the relevant Affiliate to the Company and Affimed (with no more than one such Affiliate being so designated with respect to any such section at any given time, and only such most recently-designated Affiliate with respect to such section shall give direction to the Company and Affimed with respect to such section), provided that Janssen shall continue to oversee activities under this Agreement and the Warrant Agreement and act as a point of contact for the Company and Affimed for matters relating to this Agreement and the Warrant Agreement or shall designate a single Affiliate to perform such functions.

SECTION 16

GENERAL PROVISIONS

16.1 Affimed Affiliates. Where Affimed assumes obligations under this Agreement for its Affiliates, Affimed shall ensure, through appropriate arrangements with its Affiliates or otherwise, that it is able to fulfil the relevant obligation vis-à-vis the Company.

16.2 Subcontracting. With the written consent of the Company, such consent not to be unreasonably withheld or delayed, Affimed may subcontract any services it shall render under this Agreement to its Affiliates or Third Parties, provided that Affimed shall remain responsible for the performance of its obligations under this Agreement by such sub-contractors. As between the Parties, Affimed is solely responsible for any payments due to the relevant subcontractor under any agreement entered into with such subcontractor. The Company hereby provides its consent to all subcontractors identified by name in the Development Plan to the extent that subcontracting to such subcontractors is expressly permitted in the Development Plan; provided, however, that, with respect to each agreement with any subcontractor used by Affimed, which agreement is for at least ***** in the aggregate (alone or with other agreements with such subcontractor), Affimed shall permit the Company to review such agreement a reasonable period of time prior to its execution and Affimed will consider any comments received from the Company with respect thereto in good faith, and with respect to each agreement with any subcontractor used by Affimed, which agreement is for at least ***** in the aggregate (alone or with other agreements with such subcontractor), the agreement(s) between Affimed and such subcontractor must be approved by the Company in writing, such approval not to be unreasonably withheld. All agreements entered into by Affimed and any such Third Party pursuant to this Section 16.2 shall, (a) be freely assignable by Affimed to the Company and by the Company to Janssen and permit that upon Janssen’s exercise of its rights under Section 2.9 of the Warrant Agreement, such agreements will, at Janssen’s request, be assigned to Janssen or a designated Affiliate of Janssen, (b) be assigned, and, subject to the last sentence of this Section 16.2, hereby is assigned, by Affimed to the Company upon, and only upon, the written request of the Company in the event this Agreement expires pursuant to Section 14.1(a) or is terminated by the Company pursuant to Section 5.3.1 or Section 14.2, and (c) be consistent with all terms of this Agreement, including Section 8.1.6, provided however that notwithstanding Section 1.21 and Section 8.1.6, certain Intellectual Property may be owned by contractors or consultants of Affimed or its Affiliates under agreements concluded by Affimed or its Affiliates with such contractors or consultants, provided that the Company has agreed to such allocation of ownership after the Effective Date but prior to the conclusion of the relevant agreements with such contractor or consultant (such agreement not to be unreasonably withheld). Furthermore, the agreements to be concluded with a Third Party contract manufacturer pursuant to Sections 3.7.1 and 4.3 shall include financial terms no less favourable to Affimed or any of its assignees (including the Company) as the terms set forth in Annex 9. As between Affimed and Company, Affimed shall be solely responsible for all obligations and liabilities under such agreements relating to any activities or obligations of Affimed under such agreements which occurred or were to have occurred prior to the effective date of any assignment thereof.

16.3 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one Party to the other shall be in writing and addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

If to Affimed:		Technologiepark
Im Neuenheimer Feld 582, D - 69120 Heidelberg, Germany
Attention Chief Executive Officer

With a copy to:		Janssen Biotech, Inc.
800/850 Ridgeview Drive
Horsham, PA 19044
	Attention:	Robert B. Bazemore, President,
Thomas J. Spellman III, Vice President – Law
Facsimile No.: 215-325-4179

with a copy to:

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attention: Office of the General Counsel
Facsimile No.: (732) 524-2788

If to the Company:		45 Juniper Street, #3
San Francisco, CA 94103
Attention President

With a copy to:		Janssen Biotech, Inc.
800/850 Ridgeview Drive
Horsham, PA 19044
	Attention:	Robert B. Bazemore, President,
Thomas J. Spellman III, Vice President – Law
Facsimile No.: 215-325-4179

with a copy to:

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attention: Office of the General Counsel
Facsimile No.: (732) 524-2788

16.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

16.5 Dispute Resolution. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights and/or obligations hereunder. It is the intent and objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. Accordingly, any controversy or claim arising out of or relating to this Agreement, including any such controversy or claim involving Affiliates of any Party (each, a “Dispute”) shall be resolved as set forth in this Section 16.5.

16.5.1 Escalation. Either Party may deliver written notice of a Dispute to the other Party and thereafter the Dispute will be discussed by the Program Managers of the Company and Affimed. In the event any Dispute remains unresolved by the discussions between the Program Managers for more than ***** after the Dispute first being raised by either Party in writing to the other Party, such Dispute shall be brought to the attention of the Chairman of the Board of Company and the Chief Executive Officer of Affimed, who shall attempt to resolve the Dispute in good faith within an additional thirty (30) days. If, following this subsequent thirty (30)-day period, the Dispute remains unresolved, Sections 16.5.2 and 16.5.3 shall apply.

16.5.2 Arbitration. Following the process set forth in Section 16.5.1, if the Dispute remains unresolved, such Dispute shall be subject to binding arbitration under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators selected in accordance with such Rules. The place of arbitration shall be Zurich, Switzerland. The language to be used in the arbitration proceeding shall be English. In addition to the ICC Rules of Arbitration, the procedural law in force at the seat of arbitration shall apply. The IBA rules on the taking of evidence in international arbitration shall apply and either Party may request the arbitrators to permit the taking of up to two (2) one-day depositions and the other Party shall not unreasonably oppose such request. Any award resulting from the arbitration shall be final and binding on the Parties. Either Party may apply to the arbitrators or a court for preliminary injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. The award of the arbitrators may be entered in any court of competent jurisdiction.

16.5.3 Attorneys’ Fees and Costs. Except as specifically provided in this Agreement, any arbitral award shall make provision for allocation of administrative costs of the arbitration and arbitrators’ fees (“Arbitration Costs”) as well as other reasonable expenses and attorney fees incurred by the parties during the arbitration (“Attorney Fees”). The arbitrators shall have discretion to award Arbitration Costs and/or Attorney Fees in favor of the Party which substantially prevails in the arbitration or to allocate the Arbitration Costs and/or Attorney Fees in an equitable manner commensurate with the outcome of the case and the conduct of the Parties.

16.6 Assignment. Except as otherwise expressly provided under this Agreement, neither Party may assign or otherwise transfer this Agreement or any right or obligation hereunder (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other Party; provided however, that (a) in the event a Party is acquired or is to be acquired by a Third Party, whether by merger, acquisition, the sale of substantially all of the assets of such Party to which this Agreement relates or otherwise, then such Party may effect such an assignment or transfer to such acquiring Third Party or the surviving entity in such transaction (whether or not an actual assignment or transfer is required under applicable law), or may effect such merger (including a reverse triangular merger), in each case without the consent of the other Party, (b) each Party shall be permitted to effect such an assignment or transfer to any of its Affiliates, without the consent of the other Party, (c) the Company shall be permitted to assign all of its rights and obligations hereunder to Janssen or a Janssen Affiliate, without the consent of Affimed, and (d) the Company shall be permitted to assign its rights and obligations, without the consent of Affimed, in the event of a sale of the Program or any product or product line developed from the Program to a Third Party. Any purported assignment or transfer in violation of this Section 16.6 shall be null and void.

16.7 Severability. Should one or more provisions of this Agreement be or become invalid, illegal or unenforceable, the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, said renegotiated term, covenant or condition being deemed to be effective as of the Effective Date, it being the intent of the Parties that the basic purposes of this Agreement and the economical balance between the Parties as contemplated upon the execution of the Agreement are to be effectuated as nearly as possible.

16.8 Force Majeure. Neither Party shall be liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including without limitation embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all commercially reasonable and diligent efforts necessary to cure such force majeure circumstance.

16.9 Headings. The captions to the sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the sections hereof.

16.10 Independent Contractors. Nothing in this Agreement or in the course of business between Affimed and the Company shall make or constitute either Party a partner, employee, joint venturer or agent of the other. Neither Party shall have any right or authority to commit or legally obligate or bind the other in any way whatsoever including, without limitation, the making of any agreement, representation or warranty.

16.11 Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving the benefit of a right hereunder and, in the case of any such waiver of a material right by the Company, by Janssen. The waiver by a Party of any right hereunder shall not be deemed a continuing waiver of such right or of another right hereunder, whether of a similar nature or otherwise. The remedies of each Party under this Agreement are cumulative and not exclusive of any other remedy which such Party may have under any other agreement or law.

16.12 Modification. This Agreement (including the attached Annexes and this Section 16.12) shall not be amended or otherwise modified without a written document signed by a duly authorized representative of each Party and by Janssen. In the event that the terms of any Annex are inconsistent with the terms of this Agreement, this Agreement shall control, unless otherwise explicitly agreed to in writing by the Parties.

16.13 Entire Agreement. This Agreement (including the Annexes attached to it), and the letter agreement between the Parties dated on or about the Effective Date, constitute the entire understanding of the Parties with respect to the subject matter hereof as of the Effective Date. All other express or implied representations, agreements and understandings with respect to the subject matter hereof, either oral or written, heretofore made are expressly superseded by this Agreement. Each Party acknowledges that it has not been induced to enter into this Agreement by, and does not rely on, any representation, warranty or undertaking not expressly incorporated into this Agreement. For clarity, the Original Agreement is superseded in its entirety as of the Effective Date. In the event of any conflict between any provision in the body of this Agreement and any provision in any Annex attached hereto, the provisions in the body of this Agreement shall control.

16.14 Counterparts; Facsimile. This Agreement shall be executed in three (3) counterparts, each and every one of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signing and delivery of this Agreement may be evidenced by an electronic transmission of the signed signature page to the other Party, provided however, that such electronic signing and delivery is confirmed in written paper copy signed by and delivered to each Party promptly following electronic signing and delivery.

16.15 Construction. Except where expressly stated otherwise in this Agreement, (a) “or” has the inclusive meaning represented by the phrase “and/or”; (b) “include”, “includes” and “including” are not limiting; (c) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) “date hereof” refers to the Effective Date; (e) references to an agreement, instrument, law, rule or regulation, or article, section or other division thereof mean such agreement, instrument, law, rule or regulation, or article, section or other division thereof as from time to time amended, modified or supplemented; (f) references to an entity are also to its permitted successors and assigns; (g) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; (h) all definitions set forth herein will be deemed applicable whether the words defined are used herein with initial capital letters in the singular or the plural; (i) provisions that require that a Party, the Parties hereunder “agree,” “consent,” “approve,” “select” or the like will require that such agreement, consent, approval or selection be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging) and, with respect to any agreement, consent, approval or selection by the Company that is material to the Company’s rights hereunder or the performance of activities under the Program, will require that such agreement, consent, approval or selection have been approved by the Board of Directors of the Company or any committee thereof; and (j) unless “business days” is specified, “days” will mean “calendar days.”

Remainder of page intentionally omitted

Signatures continued on the following page

IN WITNESS WHEREOF, the Parties have executed this Agreement in triplicate as of the Effective Date.

Affimed Therapeutics AG

By:	/s/ Adi Hoess	By:	/s/ Florian Fischer
Name:	Adi Hoess	Name:	Florian Fischer
Title:	CEO	Title:	CFO

[Signature Page to License and Development Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement in triplicate as of the Effective Date.

Amphivena Therapeutics, Inc.

By:	/s/ Jeanmarie Guenot
Name:	Jeanmarie Guenot
Title:	President

[Signature Page to Licensing and Development Agreement]

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CONFIDENTIAL

Annex 2 – Rates for Additional Services

1.	For Affimed services:

•	*****

2.	For external services by 3rd party service providers:

•	Services will be charged according to actual expenses as stated in the providers’ invoices

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CONFIDENTIAL

Annex 3 – Services Fees

Fee for Phase A: 4,600,000 €, payable on the Effective Date

Fee for Phase B-1: ***** payable as set forth in Section 2.6.1 (subject to extension as set forth in the Agreement)

Fee for Phase B-2: ***** payable as set forth in Section 3.4 (subject to extension as set forth in the Agreement)

Fee for Phase C: 7,500,000 € payable as follows:

•	***** payable as set forth in Section 3.7.2(a) (subject to extension as set forth in the Agreement) (the “Phase C1 Payment”);

•	***** no later than the start of the ***** after the Phase C1 Payment is made or as otherwise agreed between the Parties in writing (subject to extension as set forth in the Agreement), unless the Agreement has previously been terminated); and

•	***** no later than the start of the ***** after the Phase C1 Payment is made or as otherwise agreed between the Parties in writing (subject to extension as set forth in the Agreement), unless the Agreement has previously been terminated).

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CONFIDENTIAL

Annex 4 – Press Release

Amphivena, a Subsidiary of Affimed AG

Completes $14 Million Equity Financing

Signs Agreement with Janssen

Heidelberg, Germany, July 9th, 2013: Affimed Therapeutics AG, the therapeutic TandAb antibody company, announced today that its subsidiary Amphivena Therapeutics Inc., a drug discovery company developing bispecific TandAb antibodies to treat hematological tumors, has successfully completed a $14 million Series A equity financing.

The Series A financing was led by MPM Capital, with participation from Aeris Capital, and Affimed AG. Amphivena will use the proceeds for the pre-clinical development of a novel therapy for a hematological disorder based on Affimed’s proprietary TandAb antibody technology.

Separately, in addition to the Series A financing, working with the London Innovation Centre of Johnson & Johnson Innovation and the Oncology Therapeutic Area within Janssen Research & Development, LLC, Amphivena has entered into an agreement with Janssen Biotech, Inc. (Janssen) that grants Janssen the exclusive right, at Janssen’s discretion, to acquire Amphivena following IND approval upon pre-negotiated terms and conditions set forth in the agreement. Janssen will provide Amphivena with an initial upfront payment plus additional contingent payments based on reaching predetermined milestones in return for its rights under the agreement. Affimed AG has entered into a license and development agreement with Amphivena to support the discovery and pre-clinical development of the novel TandAb based therapy.

Dr. Luke Evnin, Managing Director of MPM Capital; Phil Gutry, Principal at MPM Capital; Dr. Frank Mühlenbeck, Partner at Aeris Capital; and Dr. Adi Hoess, CEO of Affimed AG; will each join Amphivena’s Board of Directors.

“Affimed’s TandAb platform shows significant promise in addressing this critical patient need,” said Dr. Luke Evnin of MPM Capital. “We are excited to partner with antibody cancer experts of such caliber.”

“Amphivena in collaboration with Affimed AG will develop novel bi-specific TandAb antibodies to improve the existing therapy for a specific hematological malignancy,” said Adi Hoess, CEO of Affimed AG. “We are excited that MPM and Aeris Capital have partnered with us to support the development of a novel agent and are pleased to enter into this relationship with Janssen.”

For further information please contact:

Affimed Therapeutics AG	MC Services AG
Dr Adi Hoess (CEO)	Anne Hennecke
Tel.: + 49 6221 65307 64	Tel.: +49 89 210 228 18
Fax: + 49 6221 65307 77	Fax: +49 89 210 228 88
a.hoess@affimed.com	anne.hennecke@mc-services.eu

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CONFIDENTIAL

About Affimed:

Affimed Therapeutics AG is a therapeutic antibody company developing unique therapeutics as novel treatments for life threatening diseases with high unmet medical needs. The company has generated a growing pipeline of drug candidates based on its proprietary TandAb® antibody platform. Affimed’s lead product candidate AFM13 for the treatment of Hodgkin’s disease is in Phase I clinical development. Its second product candidate AFM11 is in formal preclinical development for the treatment of Non-Hodgkin’s lymphoma. Further novel product candidates are in development to treat solid tumors and autoimmune diseases. Affimed’s proprietary and highly productive TandAb® technology enables the company to generate unique tetravalent, bispecific, fully human antibody formats that promise increased therapeutic potential and superior profiles compared to monoclonal antibodies. The private company Affimed, which employs 30 people in Heidelberg, is a spin-off from the German Cancer Research Centre (DKFZ), Heidelberg.

About Amphivena:

Amphivena Therapeutics Inc., Wilmington, Delaware U.S.A. is a subsidiary of Affimed and was founded in December 2012. Amphivena will partner with Affimed to discover and develop a bispecific TandAb in a hematologic indication.

About TandAbs®:

TandAbs®, which were invented and developed by Affimed scientists, are tetravalent bispecific antibody formats that have two binding sites for each antigen. RECRUIT-TandAbs®, such as AFM13 and AFM11, bind to target molecules on the surface of tumor cells (CD30 and CD19, respectively) and can activate immune effector cells such as natural killer (NK) cells or cytotoxic T-cells. RECRUIT-TandAbs® possess the same avidity and affinity for each target as an IgG; however, the much higher potency of TandAbs® versus IgG is achieved by a more efficient binding to the immune effector cells. Combined with their bispecificity, this format represents a potent further development of therapeutic monoclonal antibodies and, potentially, a superior alternative to first generation antibody formats/scaffolds. A robust production process for TandAbs has been established with excellent yields and stability of the drug product.

Affimed has developed different kinds of TandAbs® for specific indications. While RECRUIT-TandAbs® are applied to oncology, BiBLOCK- and PROLONG-TandAbs® are developed for the treatment of autoimmune and inflammatory diseases.

About MPM Capital

MPM Capital is one of the world’s largest life science-dedicated venture investors. With committed capital under management in excess of $2.6 billion, MPM Capital is uniquely structured to invest globally in healthcare innovation.

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Annex 5 – Patents and Licenses to TandAb Technology

1.	Affimed Patents

*****

2.	In-License Agreements

The TandAb Technology was developed under patents, as listed below, licensed from Deutsches Krebsforschungszentrum, Heidelberg, (DKFZ) under a License Agreement concluded between Affimed and DKFZ on March 8, 2001 (as amended by (i) a Memorandum of Clarification of July 26, 2004 and (ii) an amendment agreement concluded on June 7/13, 2006).

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In-licensed patents of DKFZ:

TandAb Patentfamily “Multivalent antibody constructs”

Priority Date:	May 5, 1998 (DE 198 19 846.9)
Patent Term:	May 5, 2019
Granted in:	Europe (EP 1 078 004: AT, BE, CH/LI, DE, DK, FR, GB, IT ES, NL, SE)
	USA	(US 7,129,330)
	Japan	(JP 4431277)
	Australia	(AU 2003203868)
	Canada	(CA 2331641)
Pending:	Germany (national application; Status: 1st Office Action replied)
USA (divisional application; status: ready for allowance)

Application discloses bivalent (single-chain diabodies) and tetravalent (TandAb) Fv antibody constructs. The constructs can be monospecific, bispecific or multispecific. Each Fv monomer comprises four variable domains linked by linkers 1, 2 and 3. The outer linkers 1 and 3 are “short”, i.e. have a length of 0-10 aa. The middle linker is “long”, i.e. 11-20 aa, in the case of the bivalent single-chain diabody or “short”, i.e. 3-10 aa, in the case of tetravalent TandAb. The general diagnostic and therapeutic use, in particular for viral, bacterial or tumoral disease is mentioned (without data). CD3xCD19 TandAb and single-chain diabody are exemplified.

Country	Status	Filing Date	Applic./Patent No.
Germany	Pending 1st Office Action replied	May 5, 1998	198 19 846.9

Europe nationalized in AT,BE,CH,DK,FR, DE,GB,IT,ES, NL,SE	Granted 31.10.07	May 5, 1999	99 932 626.7 EP 1 078 004 May 5, 2019

USA	Granted 31.10.06	May 5, 1999	09/674 794 7,129,330

2nd US-Contin. Monovalent TandAb	Allowed	06.02.09	12/367,219

Japan	Granted 01.12.2009	May 5, 1999	2000-547118 JP4431277

Australia	Granted 20.12.2007	May 5, 1999	2003203868

Canada	Pending	May 5, 1999	2 331 641

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Overview of Affimed License Agreement on in-licensed patents of DKFZ:

Affimed’s main rights and obligations under the License Agreement concluded with DKFZ are as follows:

•	Affimed is granted a worldwide exclusive license under the licensed patents to make, have made, use, sell and have sold any product or practice any service (Sections 2.1 and 2.2)

•	Affimed to pay to DKFZ a royalty of Affimed’s net sales of products or services until the expiration of 2 years following the expiration of the licensed patent(s) (Sections 3.1 and 3.3 in connection with Section 2 of the 2006 contract amendment)

•	Affimed is allowed to sublicense any patents to any third party (Section 3.2 in connection with Section 2 of the 2006 contract amendment)

A copy of the License Agreement is enclosed below:

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LICENSE AGREEMENT

between

Deutsches Krebstorschungszentrum

Stiftung des öffentlichen Rechts

Represented by the members of board of management

Prof Dr. Dr. Harald zur Hausen and Dr. rer. pol. Josef Puchta,

Im Neuenheirner Feld 280,

D - 69120 Heidelberg

(hereinafter referred to as DKFZ)	on the one part

and

Affimed Therapeutics AG

Dr. Affiert-Reimann-Str. 2

D - 68526 Ladenburg

(hereinafter referred to as Affimed)	on the other part

WHEREAS, DKFZ is the owner of the patents and patent applications set forth in Exhibit A.

WHEREAS, Affimed is interested in taking a license under such patents and applications, i.e. an exclusive license including the right to grant sub licenses during a period of at least to (4) years, and

WHEREAS, DKFZ is entitled and prepared to grant such license.

NOW, THEREFORE, in consideration of the mutual promises herein the parties hereto agree as follows;

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I. Definitions

1.1	“Patent Rights” shall mean

the patents and patent applications set forth in Exhibit A and any equivalents thereof , including all continuations, continuations in part, divisionals, reexaminations, reissue applications anywhere in the world.

1.2	“Affiliate” shall mean

any corporation and/or business entity controlled by, controlling or under control of Affimed. For the purpose of this Agreement control means direct or indirect beneficial ownership of 50 % or more of the voting stock or analogue interest in such corporation or the business entity.

1.3	“Licensed Product(s)” shall mean

any product (s), the manufacture, use or sale of such product (s) would in the absence of the license granted herein, constitute an infringement of the Patent Rights.

1.4	“Licensed Service(s)” shall mean

any service; comprising research, development, trials, manufacture etc., performed by Affimed on a commercial basis and using the inventions covered by Patent Rights. Licensed Service specifically includes services for and cooperations with third party companies; Licensed Service specifically excludes any services the costs of which are completely born by government grants.

1.5	“Net Sales” shall mean

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

1.6	“Sale” or “sold’ shall mean

to sell, hire, let, rent, lease, provide or otherwise dispose of for monetary or other valuable consideration. Sale shall not include transactions performed without charge to a third party e.g. for marketing or demonstration purposes or in connection with clinical or experimental trials.

1.7	“Effective Date” shall mean

the date on which both parties have signed this Agreement.

1.8	“Exclusivity Period” shalt mean

the period during which an exclusive license in accordance with Sections 2.2 hereof is granted.

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II. License

2.1	DKFZ hereby grants to Affimed a world-wide royalty bearing license under the Patent Rights to make, have made, use, sell and have sold Licensed Products and to practice Licensed Services.

2.2	The license granted shall be exclusive for an initial period of Four (4) years calculated from the Effective Date of this Agreement. DKFZ shall not be entitled to grant further licenses to third parties during the period of exclusivity of this license but DKFZ shall be entitled to use the Patent Rights for scientific purposes. (The license defined in this Section 2.2 is referred to as “exclusive” license in this Agreement).

The validity of the exclusive license will be extended by periods of one year each up until at the most expiration of the last to expire patent of Patent Rights unless OKFZ and/or Affimed has informed the other in writing of a modification no later than three months prior to the expiration of the initial period of four (4) years or the corresponding period. One reason of such a modification is defined in Section 13.3.

III. Royalty

3.1	In consideration of the exclusive license granted hereunder Affimed shall pay to DKFZ xxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

3.2	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

3.3	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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3.4	***** taxes imposed an payments made by Affimed to DKFZ shall be borne by Affimed.

3.5	Affimed shall keep correct and complete records of account as to the Licensed products or Licensed Services sold containing all information required for the computation and verification of the Net Sales and of the royalties to be paid under this Agreement.

3.6	During the term of this Agreement and within a period of ***** after its termination (and expiration) DKFZ shall have the right to have such records of account inspected and examined during the ordinary business hours through an independent certified public accountant acceptable to Affimed.

3.7	Affimed is obliged to transmit to DKFZ within 30 (thirty) days from the end of every calendar half year a written report showing the quantities of Licensed Products and Licensed Services sold by Affimed in the preceding calendar half year as well as the corresponding Net Sales and the royalties due. If there were no royalty bearing manufacture or sales of any Licensed Products and Licensed Services, Affimed has to report so to DKFZ within said term. The regulations under 3.1 and 3.3 have to be considered, correspondingly. The written report or the nil returns shall be sent to the following address

Deutsches Krebsforschungszentrum

Technology Transfer Department 80102

Im Neuenheimer Feld 280,

69120 Heidelberg

Federal Republic of Germany

3.8	The amount of royalty due has to be remitted in Deutsche Mark or Euro within said term of the above paragraph to the following account of DKFZ by Swift transfer.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

3.9	The obligations to pay shall only be fulfilled on the day on which the relevant amount of money is credited to the aforesaid account.

3.10	For the conversion of foreign currency into Deutsche Mark or Euro the official spot selling rate at Frankfurt am Main on the last business day of the period to which the payment of royalties relates shall apply.

It any payment is delayed, the spot selling rate valid on the last business day of the corresponding royalty period is to be used.

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3.11	On payments in arrear the Affimed shall pay interest at the higher rate of

a)	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

b)	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

IV. Improvements / Further developments

4.1	Affimed will inform DKFZ of the improvements relating to or similar to Patent Rights or Licensed Products or Licensed Services. DKFZ shall have the right to use these improvements for scientific purposes.

4.2	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

V. Prosecution – Enforcement

5.1	DKFZ shall be responsible for the prosecution and maintenance of Patent Rights and Affimed shall use its best efforts to assist DKFZ in this respect, except as provided for hereinafter in Section 5.2.

5.2	During the Exclusivity Period

•	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

•	Affimed shall in particular assist DKFZ in proceedings relating to scope and validity of Patent Rights like oppositions, invalidation and interference proceedings:

•

DKFZ shall have the right to discontinue its activities particularly in interference proceedings if at DKFZ’s discretion the likelihood of success is low and does not justify the time and efforts to be spent, or If the

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commercial benefit to be expected after having prevailed in such proceedings is uncertain or small, provided however, that in such case DKFZ shall offer to Affimed to continue such proceeding and shall provide them with all information and documents necessary;

•	Affimed and DKFZ shall use their best efforts to settle as early as possible any interference which might be provoked in the USA, and to offer at reasonable terms and conditions a sublicense to the other party (or other parties) involved in such an interference;

•	Affimed – with assistance of DKFZ, if requested – shall enforce Patent Rights to any infringer and to abate infringement preferably by granting further sublicenses at reasonable conditions;

•	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

5.3	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

V. Non-Warranty – Indemnity

6.1	Nothing in this Agreement shall be construed as

a)	a warranty or representation by DKFZ as to the validity or scope of any Patent Rights; or

b)	a warranty or representation that anything made, used, sold, provided or otherwise disposed of under any sublicense granted in this Agreement is or will be free from infringement of patents of third parties;

c)	a requirement that DKFZ shall file any patent application, secure any patent, or maintain any patent in force except as provided for in Art. V;

d)	an obligation to bring or prosecute actions or suits against third parties for infringement; or

e)	an obligation to furnish any manufacturing or technical information; or

f)	conferring a right to use in advertising, publicity, or otherwise any trademark or trade name of DKFZ; or

g)	granting by implication, estoppel, or otherwise, any licenses or rights under patents of OKFZ other than Patent Rights, regardless of whether such other patents are dominant of or subordinate to any Patent Rights.

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6.2	DKFZ shall not be liable to Affimed or to any third party or to any direct or indirect customer of Affimed because of the infringement of any patent of any third party by Affimed because of the license granted under this Agreement. DKFZ does not grant any indemnity against costs, damages, expenses or royalties arising out of proceedings by third parties for infringement of any patents of third parties.

6.3	DKFZ shall not be liable for any damage or loss of whatsoever nature sustained or for third parties claims arising out of or in connection with or related to the performance of this Agreement.

5.4	Affimed agrees to hold harmless and indemnify DKFZ from any claims and liabilities arising out of or in connection with Licensed Products and or Licensed Services, their manufacture or performance, use or sale including related activities (like advertising, publishing, etc.).

VII. Ineffective Clauses

7.1	Should one or several provisions of this Agreement be or become invalid, then the parties hereto shall substitute such invalid provisions by valid ones, which in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the parties would also have concluded this Agreement with this new provision. In case such provisions cannot be found, the invalidity of one or several provisions of this Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it is to be reasonably assumed that the parties would not have concluded this Agreement without the invalid provisions.

VIII. Confidentiality

8.1	DKFZ and Affimed undertake to keep secret any and all information received under this Agreement and to obligate also their employees to the same extent and to the extent legally permissible, even for the time after their employment. This obligation shall not apply, however, to such information for which the receiving party proves that it was already known to it prior to its receipt or that it will become known by publication or otherwise become lawfully available or that it is required to be disclosed under any applicable law, regulations or governmental order. The obligation to keep secret shall survive the termination of this Agreement by a period of ***** calculated from the termination thereof.

Both parties are entitled to disclose the existence of this Agreement and the scope of the sublicense granted.

8.2	Any information relating to this license Agreement, in particular to Patent Rights. Licensed Patents or to Licensed Products will be published only after prior written approval of the manuscript by DKFZ and/or Affimed.

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IX. Force Majeur

9.1	All cases of force majeur which shall include but not be restricted to fire, flood, earthquake, explosion, riot, strike, lock-out, war and regulations of any governmental’ or local authority shall, for the duration of and to the extent of the effect caused by such incidents, release the parties from the performance of their contractual obligations.

Either party shall notify the other party without delay of any such incident occurring and the parties shall discuss the effect of such incidents on this Agreement and the measures to be taken.

Either party shall use its best efforts to reasonably avoid or restrict any detrimental effects. The parties shall as soon as reasonably possible, resume performance of their obligations provided, however, that neither party shall, in order to prevent or terminate a strike or lock-out, take the measure which it does not deem reasonable.

X. Assignment

10.1	Except for the assignment by Affimed to its Affiliates, this Agreement may only be assigned by one party after receipt of the written approval of the other party, which approval shall not be unreasonably withheld.

XI. Applicable Law -Venue

11.1	This Agreement shall be governed by and construed in accordance with the laws of Germany.

11.2	Venue for judicial proceedings shall be Mannheim.

XI. Notices.

12.1	Any notices required or permitted to be given hereunder shall be sent in writing by registered mail, postage prepaid, return receipt requested, or via telefacsimile le, or telexed, confirmation letter (registered airmail) requested, addressed to whom it is to be given as follows:

If to DKFZ:

to:	Deutsches Krebsforschungszentrum
Technology Transfer Department
ImNeuenheimer Feld 280
69120 Heidelberg, Germany

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If to Affimed:

To:	Affimed Therapeutics AG
Dr. Albert-Reimann-Str. 2
68528 Ladenburg, Germany

or to such other address or addresses as may from time to time be given in writing by either party to the other party pursuant to the terms hereof.

XIII. Termination

13.1	This Agreement shall come into force and effect after it has been signed by DKFZ and Affimed. Unless sooner terminated, it shall continue to be in force and effect until expiration of such patent of the Patent Rights which is last to expire.

13.2	The expiration of Patent Rights in any given country shall not affect the effectiveness or non-effectiveness of this Agreement in any other country.

13.3	DKFZ shall have the right to terminate this Agreement by giving a six (6) months prior written notice if for reasons other than force majeur during a period of ***** or more no Licensed Products have been sold or Licensed Services have been provided by Affimed, and/or no sublicense to a third party has been granted.

13.4	Each party shall have the right to terminate this Agreement by giving six (6) months prior written notice to the other party if said other party commits a material breach of the terms of this Agreement and fails to correct such material breach within ***** following receipt of said written notice.

DKFZ shall have the right to terminate this Agreement by giving six (6) months prior written notice if Affimed suspends payment of its debts or enters into or becomes subject to corporate rehabilitation procedures, liquidation, dissolution or bankruptcy proceedings.

13.5	Termination of this Agreement for any reason including termination due to lapse of time shall not relieve Affimed of its obligation to make payments of any royalty due under this Agreement prior to the effective date of such termination or render any report with respect thereto.

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IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be executed by their duly authorised officers.

Ladenburg, 8.3.01	Heidelberg, 5.3.2001

Affimed Therapeutics AG	Deutsches Krebsforschungszentrum Stifltung des öffentlichen Rechts

Prof. Dr. Dr. Harald zur Hausen
Scientific member of the board

Dr. rer. pol. Josef Puchta
Administrative member of the board

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Exhibit A

1	DE 197 21 700

(“Mutierter OKT3-Antikörper”)

2	PCT/DE98/01409

(“Mutierter OKT3-Antikörper”)

3	DE 198 19 846.9

(“Multivalente Antikörper-Konstrukte”)

4	PCT/DE99/01350

(“Multivalente Antikörper-Konstrukte”)

5	DE 199 37 264.0

(“Fv-Antikörper-Konstrukte”)

6.	PCT/DE00/02589

(Fv-Antikörper-Konstrukte”)

7	Patent Applications be filed on the basis of the invention report P487 of DKFZ “Verfahren zur Bekämpfung von Tumorzellen mit der Serinprotease Granzym B”.

8	Patent Applications be filed on the basis of the invention report P470 or DKFZ “Stable recombinant bivalent antibodies”

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L-1038

MEMORANDUM OF CLARIFICATION OF:

LICENSE AGREEMENT SIGNED BETWEEN DEUTSCHES

KREBSFORSCHUNGSZENTRUM AND AFFIMED THERAPEUTICS AG

OF MARCH 8, 2001

Whereas the Deutsches Krebsforschungszentrum (DKFZ) and Affimed Therapeutics AG (Affimed) have entered into a License Agreement of March 8, 2001 (License Agreement), by which the DKFZ has granted Affimed the right to commercialize certain patent rights regarding various antibody libraries and antibodies, and improvements thereto developed by Prof. Melvyn Little and his research group at the DKFZ;

Whereas the DKFZ and Affimed have determined that the development of commercial products arising out of such patent rights is a resource-intensive process, which requires the financial and technical assistance of partners from the pharmaceutical Industry;

Whereas the DKFZ and Affimed desire to facilitate the creation of such partnerships, as well as to enable Affimed to actively participate in partnerships with industrial partners and thereby further their mutual goal of developing commercial products on the basis of the licensed patent rights;

Whereas Affimed has specifically entered into a cooperative development agreement with xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx for the development of certain collaborative products based upon the patent license rights granted Affimed by the DKFZ;

Now Therefore, in consideration of the mutual covenants and promises contained herein, the Parties, Affimed and DKFZ, do hereby agree to clarify and define their respective rights and obligations under the License Agreement as follows:

1.	That the exclusive license granted Affimed pursuant to §2.2 of the License Agreement, and all Improvements thereto, shall, as to the Collaborative Products developed pursuant to the Collaboration and License Agreement of xxxxxxxxxxxxxxxxxxx (Collaboration Agreement), remain irrevocable and sublicensable, so long as Affimed shall not be in default of its obligations under the License Agreement, and that such sublicenses shall be assignable xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx its Affiliates, and its marketing partners

2.	That in the event Affimed shall be in default of its obligations under the License Agreement, such that DKFZ shall be entitled to terminate the License Agreement, such sublicenses as have been granted by Affimed to any industry partner/sublicensee, shalt remain in full force and effect, in so far as such partner, upon written notice from DKFZ, shall not be in default of its obligations under the Collaboration Agreement and provides DKFZ with reasonable assurance of its ability to perform the obligations of Licensee Affimed. In case of such default, the DKFZ hereby confirms that the sublicense/partner of Affimed shall be authorized, at its option, to assume the obligations and accept the rights granted Affimed under the License Agreement, in so far as Collaboration Products are thereby affected.

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3.	That any rights to improvements, new developments or continuations or extensions of the Patent Rights under the License Agreement, in so far as they shall relate to the Collaboration Products, shall inure, in so far as the Collaboration Agreement remains in force, for the benefit of xxxxxxxxxx or Affimed’s other industry partner/sublicensee.

4.	The terms of §5.2 of the License Agreement notwithstanding, to the extent that Affimed accepts the full financial and legal responsibility for enforcement of the Patent Rights against infringement or competing claimants, it shall be entitled, at its own discretion, to engage infringers and abate infringement, as it shall see fit;

5.	That the remaining terms of the License Agreement shall remain in full force and effect, and shall not be amended or otherwise modified by the terms of this Memorandum of Clarification, whose terms shall be effective upon execution by DKFZ and Affimed.

Executed this 21 day of July, 2004, Heidelberg, Germany

Deutsches Krebsforschungszentrum. Stilftung des öffentlichen Rechts As represented by its Management Board members

/s/ Otmar Wiestler	/s/ Josef Puchta
Prof. Dr. Otmar Wiestler	Dr. Josef Puchta
Sci. Member of Management Board	Admin. Member of Management Board

Executed this 26 day of July, 2004, Heidelberg, Germany

Affimed Therapeutics AG

As represented by its Managing Director.

/s/ Melvyn Little
Prof. Dr. Melvyn Little

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Amendment to License Agreement

between

Deutsches Krebstorschungszentrum

Stiftung des öffentlichen Rechts

Im Neuenheimer Feld 280,

D - 69120 Heidelberg

(hereinafter referred to as “DKFZ”) and

Affimed Therapeutics AG

Technologiepark

Im Neuenheimer Feld 582

D-69120 Heidelberg/

(hereinafter referred to as “Affimed”)

(DKFZ and Affimed hereinafter collectively referred to as “Parties” and individually as “Party”)

WHEREAS, the parties have entered into a license agreement, dated March 5 and March 8, 2001, regarding certain patents of DKFZ (the “License Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the License Agreement regarding royalties.

NOW THEREFORE, the Parties agree as follows:

1.	Definitions.

All terms used in this Amendment 10 the License Agreement (this “Amendment”) shall have the same meaning as in the License Agreement,

2.	Royalties

The first sentence of Sec. 3.2. of the License Agreement shall be replaced by the following sentence.

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XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

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3.	Consideration XXXXX

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XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

4.	Consideration XXXXX

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5.	License Agreement XXXXX

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XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

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Except as explicitly provided herein, all provisions of the License Agreement shall remain in full force and effect.

6.	Effective. Date

This Amendment shall enter into force upon the signature of both Parties hereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers.

Heidelberg,	June 13, 2006	Heidelberg,	June 7, 2006

Affimed Therapeutics AG		Deutsches Krebsforschungszentrum

/s/ Otmar Wiestler
Prof. Dr. D. Otmar Wiestler
Scientific member of the board

/s/ Josef Puchta
Dr. Josef Puchta

Annex 6 – Additional Quarter Obligations

Phase A:	***** FTE-months

Phase B-1:	***** FTE-months

Phase B-2:	***** FTE-months

Phase C:	***** FTE-months

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*****

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Annex 8 – Disclosures

1. Disclosure of dispute and settlement with Affitech: On 27 March 2012 the USPTO declared an interference between U.S. patent application 12/545,247 (Affitech) and U.S. patent 7,507,796 (DKFZ/Affimed). Thereby the DKFZ/Affimed US patent 7,507,796 is a divisional of the original TandAb patent as listed in the table above (US patent 7,129,330).

The interference count recited “A single-chain, multiple antigen binding molecule comprising four variable domains of claim 1 of the Affitech application, or a bivalent monomeric Fv antibody formed by one single-chain Fv monomer having four variable domains of claim 1 of the DKFZ/Affimed patent, with the provisio that in claim 1 of the Affitech application L is 1 to 10 amino acids in length and P is 12 to 30 amino acids in length, and the provisio that in claim 1 of the DKFZ/Affimed patents said peptide linker 1 and said peptide 3 are 1 to 10 amino acids in length; and said peptide linker 2 is 12 to 30 amino acids in length.”

The interference related to a monomeric and bivalent single-chain diabody, wherein the Fv monomer comprising four variable domains folds with itself via a long middle linker (linker P or linker 2) thereby forming two (bivalent) antigen binding sites. For the avoidance of doubt, DKFZ/Affimed U.S. patent No. 7,129,330 and U.S. patent No. 8,148,496 drawn to tetravalent and dimeric TandAb molecules are outside the scope of the Interference Count and were not involved in the Patent Interference.

No motions challenging priority or patentability of the claims have been filed by any of the parties during the Patent Interference.

Affitech and DKFZ/Affimed have settled the Patent Interference by a settlement and license agreement including the following terms:

•	Affitech conceded to DKFZ priority to the subject matter of the Interference Count;

•	DKFZ has granted to Affitech a non-exclusive, royalty-free license under the DKFZ/Affimed patent (U.S. 7,507,796; the single chain diabody patent);

•	Affitech has granted to Affimed a non-exclusive, royalty-free license under U.S. patents No. 6,759,518 and 7,838,637 (which are the parent patents of interfering application 12/545,247);

•	Affitech has granted to Affimed a non-exclusive, royalty-free license for research purposes under Affitech European patents EP 0952218 and EP 2036926; and

•	Affitech has granted to Affimed a commercial license option under Affitech European patents EP 0952218 and EP 2036926 for making, selling and importing such products.

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A redacted copy of the Affitech settlement and license agreement and the interference judgment are enclosed below:

BoxInterferences@uspto.gov	Paper 35
Telephone: 571-272-4683	Entered: 27 March 2.012

UNITED STATES PATENT AND TRADEMARK OFFICE

BOARD OF PATENT APPEALS AND INTERFERENCES

Patent Interference 105,880 LG

Technology Center 1600

ROLAND KONTERMANN,

HANS-HARALD SEDLACEK and ROLF MUELLER

Application 12/545,247,

Junior Party,

v.

MELVYN LITTLE and SERGEJ KIPRIYANOV,

Patent 7,507,796,

Senior Party.

Upon consideration of the REQUEST

ORDERED that judgment on priority as to Count 1 (the sole count in the interference: Paper 1, pages 6-7) is awarded against Junior Party Kontermann.

FURTHER ORDERED that Junior Party Kontermann is not entitled to a patent containing claims 1-4 (corresponding to Count 1) of:

Application 12/545,247.

FURTHER ORDERED that claims 1-4 of application 12/545/247 are finally refused. 35 U.S.C. § 135(a).

FURTHER ORDERED that if there is a settlement agreement, attention is directed to 35 U.S.C. § 135(c).

FURTHER ORDERED that a copy of this JUDGMENT shall be placed in the files of (1) Application No. 12/545,247 and (2) Patent 7,507,796.

FURTHER ORDERED that the Clerk is directed to distribute the files upon entry of this JUDGMENT.

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BoxInterferences@uspto.gov	Paper 1
Telephone: 571-272-4683	Entered: 27 March 2.012

UNITED STATES PATENT AND TRADEMARK OFFICE

BOARD OF PATENT APPEALS AND INTERFERENCES

Patent Interference 105,880 LG

Technology Center 1600

ROLAND KONTERMANN,

HANS-HARALD SEDLACEK and ROLF MUELLER

Application 12/545,247,

Junior Party,

v.

MELVYN LITTLE and SERGEJ KIPRIYANOV,

Patent 7,507,796,

Senior Party.

DECLARATION1

Before: LORA M. GREEN, Administrative Patent Judge.

[1]	“Bd. R. x” may be used as shorthand for “37 C.F.R § 41.x”. 69 Fed. Reg. 49960, 49961 (12 Aug. 2004).

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cc (electronic transmission):

Attorney for Kontermann:

Lawrence M. Green, Esq.

Edward R. Gates, Esq.

WOLF, GREENFIELD & SACKS, PC

Email: PAT-LawrenceGreenAwolfgreenfeld.com

Email: Edward.Gatesgwolfgreenfleld.com

Attorney for Little:

Peter R. Munson, Esq.

Lorelei R Westin, Esq.

Michael T. Rosato, Esq.

Part A

Declaration of Interference

An interference is declared between the above-identified parties. 35 U.S.C. § 135(a); 37 C.F.R_ § 41.203(b).

Details for the application, patent, count and claims designated as corresponding or as not corresponding to the count appear in Parts E and F of this DECLARATION.

A claim of an involved application or involved patent which is not designated as corresponding to any count is not “involved” in the interference within the meaning of 35 U.S.C. § 135(b).

For a United States patent or published application listed in this Declaration: see

http://patft.uspto.gov/

See also

http://portal.uspto.gov/external/portal/pair

for prosecution histories available to the public.

Part B

Judge Managing the Interference

Administrative Patent Judge Lora M. Green has been designated to manage the interference. 37 C.F.R_ § 41.104(a).

Part C

Standing Order

A Trial Division STANDING ORDER (8 March 2011) (Paper 2 accompanies this DECLARATION.

The STANDING ORDER applies to this interference including the provisions related to Electronic Filing. See ¶ 105, pages 15-17

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Part D

Initial Conference Call and Motions Lists

Conference Call

A conference call to discuss the interference is set for:

2:00p.m. (1400 hours Eastern Time) on 09 May 2012,

The Board will initiate the conference call.

Motions Lists

On or before:

Noon (1200 hours Eastern time) on 03 May 2012.

each party shall file, and on or before:

5:00 p.m. (1700 hours Eastern time) on 03 May 2012,

each party shall serve a notice stating the relief the party requests, i.e., a motions list including motions the party seeks authorization to file.

37 C.F.R. § 41.120(a); STANDING ORDER ¶ 204 (Paper 2, pages 54-55).

The default procedure for filing and serving motions lists is that motions lists are to be filed before being served.

By filing before service, one party will not have access to an opponent’s motions list prior to the filing of the party’s motions list.

Nevertheless, the parties may mutually agree to discuss and serve motions lists at any time prior to the date and time motions lists are due.

The following shall be included in motions lists.

(1) Proposed motion for benefit (ie., to be accorded an earlier constructive reduction to practice) must identify the application(s) for which benefit will be sought.

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(2) Proposed motion to attack benefit must identify the application(s) to be attacked.

(3) Proposed motion seeking judgment against an opponent based on alleged unpatentability must identify the statutory basis for the alleged unpatentability and:

(a) if based on prior art, identify the prior art;

(b) if based on the first paragraph of 35 U.S.C. § 112, (i) identify whether written description, enablement or best mode will be the basis for the motion, and (ii) briefly identify the basis for any alleged unpatentability;

(c) if based on an alleged failure to comply with 35 U.S.C. § 135(b), briefly identify the reason;

(d) if based on the second paragraph of 35 U.S.C. § 112, identify the limitation which is believed to be indefinite.

(4) Proposed motion based on no interference-in-fact shall briefly identify the reason no interference-in-fact is believed to exist.

(5) Proposed motion to designate additional claims as corresponding to a count or as not corresponding to a count shall identify the claims involved.

(6) Proposed motion to add or substitute a new count shall explain why the added or substitute count is necessary. See also Byrn v. Aronhime, Interference 105,384, Paper 64 (BPAI Sept. 8, 2006) (https://acts.uspto.gov/ifiling then enter interference number then file contents then document 64) [practice and procedure] for explanation of proffer practice when a motion to broaden a count is filed; proffer need not be admissible and Louis v. Okada, 59 USPQ2d 1073, 1076 (Bpm 2001) (1) requirements to broaden count to permit so-called best proofs or earlier proofs and (2) need for a proffer must accompany an allegation that the best proofs or earliest proofs are outside the scope of the count).

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A motions list shall not contain any “reservation clause” whereby a party purports to reserve a right to file additional motions. Additional motions are those authorized by the Board consistent with the rules.

Time periods for taking action during the motions phase are set out in an order accompanying this Declaration.

Part E

Identification of the Parties

Assignment of Exhibit Numbers

Initialing Settlement Discussions

Junior Party

Inventors:	ROLAND KONTERMANN,
HANS-HARALD SEDLACEK, and
ROLF MUELLER

Application	12/545,247
filed 21 August 2009

Pat. Publication	2009-0326206

Title:	Single-chain Multiple Antigen-binding Molecule,
Its Preparation and Use

Real party in interest:	Affitech Research AS

Senior Party

Inventors:	MELVYN LITTLE and
SERGEJ KIPRIYANOV

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Patent	7,507,796
issued 24 March 2.009
based on application 11/546,262
filed 10 October 2006

Pat. Publication	2007/0031436 A1

Title:	Multivalent Antibody Constructs

Real party in interest:	Deutsches Krehsforschungszentrum Stiftung des
Offentlichen Rechts

Assignment of Exhibit Numbers

Senior party:	Exhibit Numbers 1001 through 1999.

Junior party:	Exhibit Numbers 2001-2999.

Board:	Exhibit Numbers 3001-3999.

Initiating Settlement Discussions

STANDING ORDER ¶ 126 (Paper 2, page 37)

The senior party is responsible for initiating settlement discussions required by the STANDING ORDER.

Part F

Counts and Claims of the Parties

Count 1

A single-chain, multiple antigen-binding molecule comprising four variable domains of claim 1 of Application No. 12/545,247, or a bivalent monomeric Fv antibody formed by one single-chain Fv monomer having four variable domains of claim 1 of Patent No. 7,507,796, with the proviso that in claim 1 of Application No. 12/545,247 L is 1 to 10 amino acids in length and P is 12 to 30 amino acids in length,

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and the proviso that in claim 1 of Patent No. 7,507,796 said peptide linker 1 and said peptide linker 3 are 1 to 10 amino acids in length; and said peptide linker 2 is 12 to 30 amino acids in length.

The claims of the parties are:

Kontermann:	1-4

Little:	1-11

The claims that correspond to Count 1 are:

Kontermann:	1-4

Little:	1-3, 8, and 11

The claims that do not correspond to Count 1 are:

Kontermann:	none

Little:	4-7, 9, and 10

With respect to Count 1, the parties are accorded an earlier constructive reduction to practice (i.e., benefit for the purpose of priority) of the following applications:2

Kontermann:	21 August 2009

Little:	10 October 2006

[2]	The parties have only been accorded benefit to the application (Kontermann) and patent (Little) involved in the interference. Before the conference call set for 09 May 2012, the parties may wish to discuss what the accorded benefit should be based on each party’s priority documents_ Also, accompanying this Declaration is a Miscellaneous Order requesting copies of each party’s foreign priority documents, as well as English translations of each, if the parties intend to seek benefit of those priority documents.

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Part G

Heading to be Used on Papers

The following heading shall be used on all papers filed in this interference [STANDING ORDER ¶ 106.1.1 (Paper 2. page 17)].

Filed by: [name of party]	Paper Leave blank
[Name of attorney]	Date filed: [enter date mailed to Board]
[Email address of attorney]
[Telephone number of attorney]

UNITED STATES PATENT AND TRADEMARK OFFICE

BOARD OF PATENT APPEALS AND INTERFERENCES

Patent Interference 105.880 LG

Technology Center 1600

ROLAND KONTERMANN,

HANS-HARALD SEDLACEK and ROLF MUELLER

Application 12/545,247

Junior Party,

v.

MELVYN LITTLE and SERGEJ KIPRIYANOV,

Patent 7,507,796,

Senior Party.

Title of Paper. e.g.,. KONTERMANN SUBSTANTIVE MOTION 1

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Part H

Order Form for Requesting File Copies

When requesting file copies, a party shall use STANDING ORDER Form 4 (page 68).

Use of form 4 will expedite processing of any request

A party should attach to any request for file copies a photocopy of Part E of this DECLARATION with a hand-drawn circle around the patent and application files for which a copy of a file wrapper is requested.

The parties are advised that a single order for file copies may be filled by the Office of Public Records in more than one package. STANDING ORDER ¶ 109.2 (Paper 2, pages 22-24).

Part I

Required Paragraph of Affidavits and Declarations

The Board has experienced cases in which a witness has belatedly advanced reasons why the witness would be unable to appear for cross examination at a reasonable time and place in the United States.

Consequently, to prevent surprise and hardship to the party relying on the testimony of a witness, the following paragraph must be included on the signature page of all affidavits (including declarations) filed in this case. STANDING ORDER ¶ 157.2 (Paper 2, page 49).

In signing this [affidavit [declaration]], I understand that the [affidavit [declaration]] will be filed as evidence in a contested case before the Board of Patent Appeals and Interferences of the United States Patent and Trademark Office. I acknowledge that I may be subject to cross examination in the case and that

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cross examination will take place within the United States. If cross examination is required of me, I will appear for cross examination within the United States during the time allotted for cross examination.

Attachments: Standing Order

cc (via overnight courier):

Attorney for Kontermann

Saliwanchik, Lloyd & Eisenschenk

A Professional Association

P.O. Box 142950

Gainesville, FL 32614

Attorney for Little:

Wilson, Sonsini, Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304-1050

CONFIDENTIAL

SETTLEMENT AND LICENSE AGREEMENT

PARTIES

This Agreement is between

Affitech Research AS Gaustadalleen 24, N-0349

Oslo Norway and Affitech A/S COBIS

Ole Maaloes Vej 3

DK – 2200 Kbh. N. Denmark (“Affitech”),

Deutsches Krebsforschungszentrum

Im Neuenheimer Feld 280

69120 Heidelberg, Germany (“DKFZ”), and

Affimed Therapeutics AG

Technologicpark

Im Neuenheimer Feld 582

69120 Heidelberg, Germany (“Affimed”),

(together referred to as the “Parties” and each as a “Party”)

WHEREAS

DKFZ is the owner of US patent No. 7,507,796 (the “Little Patent”) and has granted to Affimed a sub-licensable license under such patent and any worldwide equivalents, divisionals or continuations thereof.

Affitech is the owner of US patent application No. 12/545247, filed August 21, 2009 (the “Kontermann Patent Application”).

I. OBJECTIVES

The USPTO has declared a patent interference No. 105,880 in respect to the Little Patent and the Kontermann Patent Application (such interference the “Patent Interference”).

The parties mindful of the costs involved in an interference procedure and the inherent uncertainties of litigation wish to settle the matter on mutually agreeable terms as set out in this agreement (the “Agreement”).

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II. DEFINITIONS

1.1 “Interference Count 1”: A single-chain, multiple antigen-binding molecule comprising four variable domains of claim 1 of the Kontermann Patent Application, or a bivalent monomeric Fv antibody formed by one single-chain Fv monomer having four variable domains of claim 1 of the Little Patent, with the proviso that in claim 1 of the Kontermann Patent Application L is 1 to 10 amino acids length and P is 12 to 30 amino acids in length, and the proviso that in claim 1 of the Little Patent said peptide linker 1 and said peptide linker 3 are 1 to 10 amino acids in length; and said peptide linker 2 is 12 to 30 amino acids in length.

1.2 “DKFZ Licensed IP”: The Little Patent and any Patents which may issue from it during the course of this Agreement. For the avoidance of doubt, U.S. patent No. 7,129,330 and U.S. patent No. 8,148,496, and the subject matter claimed therein, are outside the scope of Interference Count 1 and shall not be included in the DKFZ Licensed IP.

1.3 “Affitech Licensed US IP”: (i) The Kontermann Patent Application, and (ii) US patents No. 6,759,518 and 7,838,637 and any patents which may issue from them during the course of this Agreement.

1.4 “Affitech Licensed Europe IP”: European patents No. EP 0952218 and EP 2036926, and any patents which may issue from them during the course of this Agreement.

1.5 “Confidential Information”: Information, including any data, know-how, technology, trade secret, evaluation, tests, methodology, materials, copyrights or other intellectual property rights, including but not limited to any discovery, invention formulation, know-how, method, technological development, enhancement, modification, improvement, work of authorship, computer software (including, but not limited to, source code and executable code) and documentation thereof; data or collection of data, whether patentable or not, or susceptible to copyright or any other form of legal protection.

III. GENERAL TERMS

1.	Involved IP:

1.1 The Parties acknowledge the Declaration of Interference (Paper No. 1), and that claims 1-4 of the Kontermann Patent Application and claims 1-3, 8, and 11 of the Little Patent are involved in the Patent Interference, as set forth in such Declaration of Interference.

1.2 The parties acknowledge the Board Order Authorizing Motions (Paper No. 21), and that neither claims 4-7, 9 and 10 of the Little Patent nor any claim of US patent No. 7,129,330 and US patent No. 8,148,496 are involved in the Patent Interference or correspond to Interference Count 1.

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2.	Granted Rights

2.1 Granted Rights in the US; Adverse Judgment:

2.1.1 DKFZ hereby grants to Affitech and its affiliates a non-exclusive; irrevocable, royalty-free license under the DKFZ Licensed IP to research, develop, use, make, have made, sell and import products or services it any field.

2.1.2 Affitech hereby grants to Affimed and its affiliates a non-exclusive, irrevocable, royalty, free license under the Affitech Licensed US IP to research, develop, use, make, have made, sell and import any products or services in any field.

2.1.3 Both licenses shall be sub-licensable to third parties only in connection with the outlicensing or sale of a development program or product of the respective licensee and its affiliates, and not on a “stand-alone basis.

2.1.4 Affitech shall promptly file with the Board of the USPTO a request for adverse judgment pursuant to 37 C.F.R. §41.127(b) in connection with the Patent Interference, thereby conceding to DKFZ priority to the subject matter of Interference Count 1.

2.2 Granted Rights to Europe:

2.2.1 Research license: Affitech hereby grants to Affimed and its affiliates a non-exclusive, irrevocable, royalty-free license under the Affitech Licensed Europe IP for research purposes only.

2.2.2 Commercial license option: In addition, Affimed shall hate the option, exercisable on a product by product basis at any time prior to the initiation of the first clinical trial in relation to such product, to obtain from Affitech a non-exclusive, irrevocable sublicensable license under the Affitech Licensed Europe IP to develop, use, make, have made, sell and import such product in any field (with respect to each product a “Commercial License”).

2.2.3 For each Commercial License, Affimed shall pay to Affitech a compensation [REDACTED]

2.2.4 For the avoidance of doubt, the above compensation [REDACTED]

3.	Future Enforcement, Maintenance and Defense of Patents against Third Parties

3.1 Affitech and DKFZ shall maintain their respective Licensed IP at their own cost.

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3.2 If Affitech wishes at any time to abandon or allow to lapse or to expire any of its respective Licensed IP, it shall first offer it to Affimed who shall have 90 days to decide to accept it. If Affimed does not accept this offer, Affitech may allow the relevant Licensed IP to lapse.

3.3 If DKFZ wishes at any time to abandon or allow to lapse or to expire any of its respective Licensed IP, it shall –unless Affimed has previously exercised its rights in respect of such potentially abandoned, lapsed or expiring IP – offer it to Affitech who shalt have 90 days to decide to accept it. If Affitech does not accept this offer, DKFZ may allow the relevant Licensed IP to lapse. If Affimed has exercised rights in respect of DKFZ Licensed IP under this section that it subsequently wishes at any time thereafter to abandon or allow to lapse or to expire it shall offer it to Affitech who shall have 90 days to decide to accept it. If Affitech does not accept this offer Affimed may allow the relevant Licensed IP to lapse.

3.4 Each Party shall notify the others if it becomes aware of third party infringers.

3.5 If a Party (the “Notified Party”) receives notification of a third party infringement of any Licensed IP from any of the other Parties it shall have the right but not the obligation to initiate action against such infringement within 90 days of such notification. If it does not then the other Parties shall have the right but not the obligation to initiate such action, provided that such other Parties indemnify the Notified Party from any costs (including reasonable attorney’s fees) and third party claims arising out of such action.

3.6 If either Party receives a notification from a third party that it is infringing the third party’s IP it shall notify the other Parties and the Parties in good faith shall agree on a course of action.

4.	Term and Termination:

This agreement shall terminate upon expiration of the last to expire patent/patent application covered by any Party’s Licensed IP.

5.	Confidentiality:

5.1 Each Party shall keep, and shall cause its respective employees, directors, auditors, agents and consultants to keep confidential all Confidential Information belonging to any other Party and shall not use any Confidential Information belonging to any other Party other than for the purposes set forth under the Agreement.

5.2 The Parties shall attend to any disclosure of information or agreement pursuant to 37 C.F.R. §41.205.

5.3 Any proposed disclosure (whether written, electronic, oral or otherwise) by a Party relating to the Agreement shall require the prior written consent of the other Party; provided, that the foregoing shall not apply to information which is in the public domain, has been disclosed to a Party by a third party without breach of confidentiality or to the extent such Confidential Information is required to be disclosed by a Party to comply with applicable law or governmental regulations.

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6.	Warranties:

Each Party represents and warrants that:

6.1 There are no legal actions, suits, or other proceedings relating to the licenses granted under the terms and conditions of this Agreement other than the Patent Interference.

6.2 It has not previously granted rights that would conflict with or impede the fulfillment of their obligations under the Agreement.

6.3 It will maintain its respective Licensed IP subject to the notification procedure set forth in section 3.

7.	Dispute Resolution:

In the event of a dispute under this Agreement, the Parties will refer to the Senior Officers (or designees with similar authority to resolve such dispute), who shall attempt in good faith to resolve such dispute. If a resolution is not reached within 60 clays of the initial referral then either party may have recourse to litigation.

8.	No Partnership:

Nothing in the Agreement shall create a partnership or agency between the Parties.

9.	Miscellaneous:

Save as provided herein each Party has to bear its own legal fees.

10.	Assignment:

No assignment without written consent of the other Party, except that either Party may assign the Agreement to an affiliate, in connection with a corporate reorganization, or to a successor to all of such Party’s business related to this Agreement, whether by sale of stock or assets, merger, change of control, operation of law, or otherwise.

11.	Governing Law:

German Law

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IN WITNESS THEREOF, the Parties hereto have duly executed this Agreement by their duly authorized officers.

For Affitech

By:	/s/ Michael Braunagel

Name: (typed)

Title:

Date:	August 2, 2012

For DKFZ

By:	/s/ Otmar D. Wiestler /s/ Josef Puchta

Name: (typed)

Title:

Date:	Heidelberg, August 2, 2012

For Affimed

By:	/s/ Florian Fischer /s/ Eugene Zhukovsky

Name: (typed)

Title:

Date:	August 7, 2012

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2.	Disclosure of *****

Affimed has received the following ***** which have been disclosed to Company prior to the conclusion of this Agreement:

*****

CONFIDENTIAL

Annex 9 – ***** Terms

The following terms and conditions have been agreed by Affimed with *****

1.	License Fees

(a)	Clinical Milestones

*****

(b)	Commercial Milestones

*****

CONFIDENTIAL

*****

(c)	Royalties

*****

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